Exhibit 99.2

SECOND QUARTER 2021

Supplemental Financial Reporting Package

851 Lawrence | Thousand Oaks

Rexford Industrial

Rexford Industrial Realty, Inc. NYSE: REXR
11620 Wilshire Boulevard, Suite 1000
Los Angeles, California 90025
310.966.1680

RexfordIndustrial.com

Table of Contents.

Disclosures:
Forward-Looking Statements: This supplemental package contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. We caution investors that any forward-looking statements presented herein are based on management’s beliefs and assumptions and information currently available to management. Such statements are subject to risks, uncertainties and assumptions and may be affected by known and unknown risks, trends, uncertainties and factors that are beyond our control. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected. These risks and uncertainties include, without limitation: general risks affecting the real estate industry (including, without limitation, the market value of our properties, the inability to enter into or renew leases at favorable rates, dependence on tenants’ financial condition, and competition from other developers, owners and operators of real estate); risks associated with the disruption of credit markets or a global economic slowdown; risks associated with the potential loss of key personnel (most importantly, members of senior management); risks associated with our failure to maintain our status as a Real Estate Investment Trust under the Internal Revenue Code of 1986, as amended; possible adverse changes in tax and environmental laws; an epidemic or pandemic (such as the outbreak and worldwide spread of novel coronavirus (COVID-19), and the measures that international, federal, state and local governments, agencies, law enforcement and/or health authorities may implement to address it, which may (as with COVID-19) precipitate or exacerbate one or more of the above-mentioned factors and/or other risks, and significantly disrupt or prevent us from operating our business in the ordinary course for an extended period; litigation, including costs associated with prosecuting or defending pending or threatened claims and any adverse outcomes, and potential liability for uninsured losses and environmental contamination.
For a further discussion of these and other factors that could cause our future results to differ materially from any forward-looking statements, see Item 1A. Risk Factors in our 2020 Annual Report on Form 10-K, which was filed with the Securities and Exchange Commission (“SEC”) on February 19, 2021.We disclaim any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes.

Second Quarter 2021 Supplemental Financial Reporting Package	Page 2

Investor Company Summary.

Executive Management Team
Howard Schwimmer	Co-Chief Executive Officer, Director
Michael S. Frankel	Co-Chief Executive Officer, Director
Laura Clark	Chief Financial Officer
David Lanzer	General Counsel and Corporate Secretary

Board of Directors
Richard Ziman	Chairman
Howard Schwimmer	Co-Chief Executive Officer, Director
Michael S. Frankel	Co-Chief Executive Officer, Director
Robert L. Antin	Director
Diana J. Ingram	Director
Debra L. Morris	Director
Tyler H. Rose	Director
Peter Schwab	Director

Investor Relations Information
ICR
Stephen Swett
www.icrinc.com
212-849-3882

Equity Research Coverage
Bank of America Merrill Lynch	James Feldman	(646) 855-5808
Baird	David Rodgers	(216) 737-7341
Berenberg Capital Markets	Connor Siversky	(646) 949-9037
Capital One	Chris Lucas	(571) 633-8151
Citigroup Investment Research	Emmanuel Korchman	(212) 816-1382
Green Street	Vince Tibone	(949) 640-8780
J.P. Morgan	Michael W. Mueller, CFA	(212) 622-6689
Jefferies LLC	Jonathan Petersen	(212) 284-1705
Wells Fargo Securities	Blaine Heck	(443) 263-6529
Disclaimer: This list may not be complete and is subject to change as firms add or delete coverage of our company. Please note that any opinions, estimates, forecasts or predictions regarding our historical or predicted performance made by these analysts are theirs alone and do not represent opinions, estimates, forecasts or predictions of Rexford Industrial Realty, Inc. or its management. We are providing this listing as a service to our stockholders and do not by listing these firms imply our endorsement of, or concurrence with, such information, conclusions or recommendations. Interested persons may obtain copies of analysts’ reports on their own; we do not distribute these reports.

Second Quarter 2021 Supplemental Financial Reporting Package	Page 3

Company Overview.
As of June 30, 2021

Total # of Properties	266
Total Rentable Square Feet	32,955,385
Total Portfolio Occupancy	95.4%
Total Portfolio Occupancy Excluding Repositioning	98.2%
Portfolio In-Place (ABR per Sq Ft)	$10.84
Total # of Leases	1,543
Weighted Average Lease Term	4.0 years
Credit Ratings (S&P/Moody's/Fitch)	BBB/Baa3/BBB
Net Debt to Total Combined Market Capitalization	12%
Net Debt to Adjusted EBITDA	3.8x

Second Quarter 2021 Supplemental Financial Reporting Package	Page 4

Highlights - Consolidated Financial Results.
Quarterly Results	(in millions)

Net Operating Income (NOI)
(31% Year-over-Year Growth)
$80
$60
$40
$20
$0
$60.9
$62.9
$66.5
$76.1
$79.7
Q2 2020
Q3 2020
Q4 2020
Q1 2021
Q2 2021

Adjusted EBITDA
(35% Year-over-Year Growth)
$80
$60
$40
$20
$0
$56.0
$56.4
$65.3
$69.5
$75.7
Q2 2020
Q3 2020
Q4 2020
Q1 2021
Q2 2021

Company Share of Core FFO
(36% Year-over-Year Growth)
$60
$50
$40
$30
$20
$10
$0
$38.8
$40.6
$43.1
$48.4
$52.8
Q2 2020
Q3 2020
Q4 2020
Q1 2021
Q2 2021

Adjusted Funds From Operations (AFFO)
(42% Year-over-Year Growth)
$60
$50
$40
$30
$20
$10
$0
$30.5
$34.2
$38.6
$41.1
$43.4
Q2 2020
Q3 2020
Q4 2020
Q1 2021
Q2 2021

Second Quarter 2021 Supplemental Financial Reporting Package	Page 5

Financial and Portfolio Highlights and Common Stock Data. (1)
(in thousands except share and per share data and portfolio statistics)

	Three Months Ended
	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020
Financial Results:
Total rental income	$104,236	$99,644	$88,495	$83,622	$79,770
Net income	$26,037	$30,643	$18,155	$31,197	$16,271
Net Operating Income (NOI)	$79,681	$76,069	$66,461	$62,938	$60,886
Company share of Core FFO	$52,789	$48,364	$43,099	$40,557	$38,832
Company share of Core FFO per common share - diluted	$0.39	$0.37	$0.34	$0.33	$0.32
Adjusted EBITDA	$75,675	$69,521	$65,328	$56,384	$55,982
Dividend declared per common share	$0.240	$0.240	$0.215	$0.215	$0.215
Portfolio Statistics:
Portfolio rentable square feet (“RSF”) - consolidated	32,955,385	32,087,821	31,501,111	27,711,078	27,633,778
Ending occupancy - consolidated portfolio	95.4%	95.8%	95.2%	97.2%	95.4%
Stabilized occupancy - consolidated portfolio	98.2%	98.3%	96.7%	97.9%	97.0%
Rent Change - GAAP	33.9%	47.1%	29.9%	26.8%	32.3%
Rent Change - Cash	21.3%	32.7%	18.1%	17.4%	18.2%
Stabilized Same Property Performance:
Stabilized Same Property Portfolio ending occupancy	98.4%	98.6%	98.2%	98.3%	97.4%
Stabilized Same Property Portfolio NOI growth(2)	10.1%	6.8%
Stabilized Same Property Portfolio Cash NOI growth(2)	22.0%	8.2%
Capitalization:
Total shares and units issued and outstanding at period end(3)	143,920,170	140,299,354	137,799,832	127,455,361	127,454,636
Series A, B and C Preferred Stock and Series 1 and 2 CPOP Units	$319,068	$319,068	$319,068	$319,068	$319,068
Total equity market capitalization	$8,515,322	$7,390,155	$7,086,418	$6,151,425	$5,599,514
Total consolidated debt	$1,226,083	$1,226,415	$1,223,494	$908,046	$908,250
Total combined market capitalization (net debt plus equity)	$9,677,186	$8,492,637	$8,133,619	$6,815,852	$6,253,391
Ratios:
Net debt to total combined market capitalization	12.0%	13.0%	12.9%	9.7%	10.5%
Net debt to Adjusted EBITDA (quarterly results annualized)	3.8x	4.0x	4.0x	2.9x	2.9x
(1)For definition/discussion of non-GAAP financial measures and reconciliations to their nearest GAAP equivalents, see the definitions section & reconciliation section beginning on page 32 and page 12 of this report, respectively.
(2)Represents the year over year percentage change in NOI and Cash NOI for the Stabilized Same Property Portfolio.
(3)Includes the following # of OP Units/vested LTIP units held by noncontrolling interests: 6,428,125 (Jun 30, 2021), 6,641,742 (Mar 31, 2021), 6,606,693 (Dec 31, 2020), 3,903,509 (Sep 30, 2020) and 3,908,476 (Jun 30, 2020). Excludes the following # of shares of unvested restricted stock: 235,953 (Jun 30, 2021), 239,748 (Mar 31, 2021), 232,899 (Dec 31, 2020), 236,739 (Sep 30, 2020) and 243,039 (Jun 30, 2020). Excludes unvested LTIP units and unvested performance units.

Second Quarter 2021 Supplemental Financial Reporting Package	Page 6

Guidance.
As of June 30, 2021
2021 OUTLOOK*

	2021 GUIDANCE / ASSUMPTIONS
METRIC	Q2’21 UPDATED GUIDANCE	Q1’21 GUIDANCE	YTD RESULTS AS OF JUNE 30, 2021
Net Income Attributable to Common Stockholders per diluted share (1)(2)	$0.53 - $0.56	$0.48 - $0.51	$0.34
Company share of Core FFO per diluted share (1)(2)	$1.48 - $1.51	$1.41 - $1.44	$0.76
Stabilized Same Property Portfolio NOI Growth - GAAP (3)	5.75% - 6.75%	3.75% - 4.75%	8.5%
Stabilized Same Property Portfolio NOI Growth - Cash (3)	9.00% - 10.00%	6.75% - 7.75%	14.8%
Average 2021 Stabilized Same Property Portfolio Occupancy (FY)	97.75% - 98.25%	97.25% - 97.75%	98.4%
General and Administrative Expenses (4)	$45.0M - $46.0M	$44.5M - $45.5M	$22.2M
Net Interest Expense	$36.0M - $36.5M	$36.0M - $36.5M	$19.3M

(1)Our 2021 Net Income and Core FFO guidance refers to the Company's in-place portfolio as of July 21, 2021, and does not include any assumptions for prospective acquisitions, dispositions or balance sheet activities that have not closed, unless otherwise noted. Core FFO guidance reflects the redemption of all 3,600,000 shares of our Series A Preferred Stock on August 16, 2021, which was announced on July 12, 2021. The Company’s in-place portfolio as of July 21, 2021, reflects the acquisition of two properties that occurred subsequent to June 30, 2021.
(2)See page 36 for a reconciliation of the Company’s 2021 guidance range of net income attributable to common stockholders per diluted share, the most directly comparable forward-looking GAAP financial measure, to Company share of Core FFO per diluted share.
(3)Our 2021 Stabilized Same Property Portfolio is a subset of our consolidated portfolio and includes properties that were wholly owned by us for the period from January 1, 2020 through July 21, 2021 and excludes properties that were or will be classified as repositioning/redevelopment (current and future) or lease-up during 2020 and 2021 (unless otherwise noted). As of June 30, 2021, our 2021 Stabilized Same Property Portfolio consists of 195 properties aggregating 24,721,010 rentable square feet.
(4)Our 2021 General and Administrative expense guidance includes estimated non-cash equity compensation expense of $17.1 million.
* A number of factors could impact the Company’s ability to deliver results in line with its guidance, including, but not limited to, interest rates, the economy, the supply and demand of industrial real estate, the availability and terms of financing to potential acquirers of real estate, the impact of COVID-19 and actions taken to contain its spread on the Company, the Company’s tenants and the economy, and the timing and yields for divestment and investment. There can be no assurance that the Company can achieve such results.

Second Quarter 2021 Supplemental Financial Reporting Package	Page 7

Guidance (Continued).
As of June 30, 2021

2021 Guidance Rollforward(1)

	Range ($ per share)
Earnings Components	Low	High	Notes
2021 Core FFO Per Diluted Share Guidance (Previous)	$1.41	$1.44
Same Property NOI Growth	0.03	0.03	‘+200 basis point increase at the midpoint to 5.75% to 6.75%
2Q 2021 Acquisitions	0.04	0.04	$306.1M 2Q acquisitions (including subsequent to quarter-end) (2)
2Q 2021 Dispositions	—	—	$8.2M 2Q dispositions
Incremental Redevelopment/Repositioning NOI	0.01	0.01	Incremental NOI related to timing/lease-up of redev/repositioning properties
Series A Preferred Redemption	0.01	0.01	Redemption of $90M Series A 5.875% Preferred Stock on August 16, 2021
Other	(0.02)	(0.02)	Includes the incremental impact from Q2 equity issuance
2021 Core FFO Per Diluted Share Guidance (Current)	$1.48	$1.51
Core FFO Annual Growth Per Diluted Share	12%	14%
(1)2021 Guidance and Guidance Rollforward represent the in-place portfolio as of July 21, 2021, and does not include any assumptions for prospective acquisitions, dispositions or balance sheet activities that have not closed unless otherwise noted. Guidance reflects the redemption of all 3,600,000 shares of our Series A Preferred Stock on August 16, 2021, which was announced on July 12, 2021.
(2)Acquisitions completed in the second quarter and subsequent to quarter-end are projected to generate an aggregate stabilized yield on total investment of 5.3% and include value add and core plus opportunities. Upon stabilization these investments are expected to contribute Core FFO of approximately $0.12 per share.

Second Quarter 2021 Supplemental Financial Reporting Package	Page 8

Consolidated Balance Sheets.
(unaudited and in thousands)

	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020
ASSETS
Land	$2,942,639	$2,769,614	$2,636,816	$2,163,518	$2,128,243
Buildings and improvements	2,339,640	2,244,948	2,201,187	1,791,668	1,770,930
Tenant improvements	93,221	86,245	84,462	80,541	77,211
Furniture, fixtures, and equipment	132	132	132	132	141
Construction in progress	33,250	35,083	25,358	41,941	39,860
Total real estate held for investment	5,408,882	5,136,022	4,947,955	4,077,800	4,016,385
Accumulated depreciation	(427,387)	(401,122)	(375,423)	(354,203)	(337,938)
Investments in real estate, net	4,981,495	4,734,900	4,572,532	3,723,597	3,678,447
Cash and cash equivalents	64,219	123,933	176,293	243,619	254,373
Restricted cash	26	47	1,230	42,387	67
Rents and other receivables, net	8,228	7,737	10,208	5,838	4,790
Deferred rent receivable, net	49,933	45,093	40,893	40,473	37,552
Deferred leasing costs, net	31,183	26,039	23,148	21,842	20,269
Deferred loan costs, net	2,545	2,060	2,240	2,419	2,599
Acquired lease intangible assets, net(1)	89,560	87,587	92,172	67,304	71,513
Acquired indefinite-lived intangible	5,156	5,156	5,156	5,156	5,156
Other assets	18,841	27,272	14,390	13,982	16,656
Acquisition related deposits	14,540	10,075	4,067	3,625	63,612
Assets associated with real estate held for sale, net(2)	—	—	8,845	—	—
Total Assets	$5,265,726	$5,069,899	$4,951,174	$4,170,242	$4,155,034
LIABILITIES & EQUITY
Liabilities
Notes payable	$1,219,021	$1,219,425	$1,216,160	$906,608	$906,687
Interest rate swap liability	12,694	14,081	17,580	20,869	22,916
Accounts payable, accrued expenses and other liabilities	49,699	41,871	45,384	45,212	33,731
Dividends payable	34,681	33,813	29,747	27,532	27,532
Acquired lease intangible liabilities, net(3)	65,646	66,883	67,256	61,148	61,108
Tenant security deposits	38,489	34,367	31,602	27,683	26,158
Prepaid rents	12,724	11,241	12,660	10,970	11,163
Liabilities associated with real estate held for sale(2)	—	—	193	—	—
Total Liabilities	1,432,954	1,421,681	1,420,582	1,100,022	1,089,295
Equity
Preferred stock	242,327	242,327	242,327	242,327	242,327
Common stock	1,377	1,338	1,313	1,236	1,236
Additional paid in capital	3,499,623	3,300,333	3,182,599	2,821,127	2,820,216
Cumulative distributions in excess of earnings	(182,851)	(170,487)	(163,389)	(148,492)	(147,907)
Accumulated other comprehensive loss	(12,319)	(13,996)	(17,709)	(20,231)	(22,214)
Total stockholders’ equity	3,548,157	3,359,515	3,245,141	2,895,967	2,893,658
Noncontrolling interests	284,615	288,703	285,451	174,253	172,081
Total Equity	3,832,772	3,648,218	3,530,592	3,070,220	3,065,739
Total Liabilities and Equity	$5,265,726	$5,069,899	$4,951,174	$4,170,242	$4,155,034
(1)Includes net above-market tenant lease intangibles of $8,723 (June 30, 2021), $7,950 (March 31, 2021), $8,308 (December 31, 2020), $5,900 (September 30, 2020) and $6,230 (June 30, 2020).
(2)At December 31, 2020, our property located at 14723-14825 Oxnard Street was classified as held for sale.
(3)Represents net below-market tenant lease intangibles as of the balance sheet date.

Second Quarter 2021 Supplemental Financial Reporting Package	Page 9

Consolidated Statements of Operations.
Quarterly Results	(unaudited and in thousands, except share and per share data)

	Three Months Ended
	Jun 30, 2021	Mar 31, 2021	Dec 31, 2020	Sep 30, 2020	Jun 30, 2020
Revenues
Rental income(1)	$104,236	$99,644	$88,495	$83,622	$79,770
Management, leasing, and development services	109	105	95	118	114
Interest income	15	14	59	116	66
Total Revenues	104,360	99,763	88,649	83,856	79,950
Operating Expenses
Property expenses	24,555	23,575	22,034	20,684	18,884
General and administrative	10,695	11,480	9,042	9,464	8,972
Depreciation and amortization	36,228	35,144	30,554	28,811	28,381
Total Operating Expenses	71,478	70,199	61,630	58,959	56,237
Other Expenses
Acquisition expenses	2	29	35	70	14
Interest expense	9,593	9,752	8,673	7,299	7,428
Total Expenses	81,073	79,980	70,338	66,328	63,679
Loss on extinguishment of debt	—	—	(104)	—	—
Gain (loss) on sale of real estate	2,750	10,860	(52)	13,669	—
Net Income	26,037	30,643	18,155	31,197	16,271
Less: net income attributable to noncontrolling interests	(1,710)	(1,969)	(1,160)	(1,531)	(1,084)
Net income attributable to Rexford Industrial Realty, Inc.	24,327	28,674	16,995	29,666	15,187
Less: preferred stock dividends	(3,637)	(3,636)	(3,636)	(3,636)	(3,637)
Less: earnings allocated to participating securities	(139)	(141)	(120)	(129)	(129)
Net income attributable to common stockholders	$20,551	$24,897	$13,239	$25,901	$11,421

Earnings per Common Share
Net income attributable to common stockholders per share - basic	$0.15	$0.19	$0.11	$0.21	$0.10
Net income attributable to common stockholders per share - diluted	$0.15	$0.19	$0.10	$0.21	$0.10

Weighted average shares outstanding - basic	134,312,672	131,612,881	125,995,123	123,548,978	119,810,283
Weighted average shares outstanding - diluted	134,819,742	131,758,744	126,401,077	123,843,977	120,068,176
(1)See footnote (1) on page 11 for details related to our presentation of “Rental income” in the consolidated statements of operations for all periods presented.

Second Quarter 2021 Supplemental Financial Reporting Package	Page 10

Consolidated Statements of Operations.
Quarterly Results (continued)	(unaudited and in thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Revenues
Rental income(1)	$104,236	$79,770	$203,880	$157,260
Management, leasing, and development services	109	114	214	207
Interest income	15	66	29	163
Total Revenues	104,360	79,950	204,123	157,630
Operating Expenses
Property expenses	24,555	18,884	48,130	36,998
General and administrative	10,695	8,972	22,175	18,289
Depreciation and amortization	36,228	28,381	71,372	55,904
Total Operating Expenses	71,478	56,237	141,677	111,191
Other Expenses
Acquisition expenses	2	14	31	19
Interest expense	9,593	7,428	19,345	14,877
Total Expenses	81,073	63,679	161,053	126,087
Gain on sale of real estate	2,750	—	13,610	—
Net Income	26,037	16,271	56,680	31,543
Less: net income attributable to noncontrolling interests	(1,710)	(1,084)	(3,679)	(1,801)
Net income attributable to Rexford Industrial Realty, Inc.	24,327	15,187	53,001	29,742
Less: preferred stock dividends	(3,637)	(3,637)	(7,273)	(7,273)
Less: earnings allocated to participating securities	(139)	(129)	(280)	(260)
Net income attributable to common stockholders	$20,551	$11,421	$45,448	$22,209

Net income attributable to common stockholders per share – basic	$0.15	$0.10	$0.34	$0.19
Net income attributable to common stockholders per share – diluted	$0.15	$0.10	$0.34	$0.19

Weighted-average shares of common stock outstanding – basic	134,312,672	119,810,283	132,970,234	116,932,359
Weighted-average shares of common stock outstanding – diluted	134,819,742	120,068,176	133,296,701	117,191,254
(1)On January 1, 2019, we adopted ASC 842 and, among other practical expedients, elected the “non-separation practical expedient” in ASC 842, which allows us to avoid separating lease and non-lease rental income. As a result of this election, all rental income earned pursuant to tenant leases, including tenant reimbursements, is reflected as one line, “Rental income,” in the consolidated statements of operations. Prior to the adoption of ASC 842, we presented rental revenues, tenant reimbursements and other income related to leases separately in our consolidated statements of operations. Under the section “Rental Income” on page 35 in the definitions section of this report, we include a presentation of rental revenues, tenant reimbursements and other income for all periods because we believe this information is frequently used by management, investors, securities analysts and other interested parties to evaluate our performance.

Second Quarter 2021 Supplemental Financial Reporting Package	Page 11

Non-GAAP FFO and Core FFO Reconciliations. (1)
(unaudited and in thousands, except share and per share data)

	Three Months Ended
	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020
Net Income	$26,037	$30,643	$18,155	$31,197	$16,271
Add:
Depreciation and amortization	36,228	35,144	30,554	28,811	28,381
Deduct:
Gain (loss) on sale of real estate	2,750	10,860	(52)	13,669	—
NAREIT Defined Funds From Operations (FFO)	59,515	54,927	48,761	46,339	44,652
Less: preferred stock dividends	(3,637)	(3,636)	(3,636)	(3,636)	(3,637)
Less: FFO attributable to noncontrolling interests(2)	(3,256)	(3,134)	(2,182)	(2,017)	(2,005)
Less: FFO attributable to participating securities(3)	(224)	(209)	(188)	(197)	(192)
Company share of FFO	$52,398	$47,948	$42,755	$40,489	$38,818

Company share of FFO per common share‐basic	$0.39	$0.36	$0.34	$0.33	$0.32
Company share of FFO per common share‐diluted	$0.39	$0.36	$0.34	$0.33	$0.32

FFO	$59,515	$54,927	$48,761	$46,339	$44,652
Add:
Acquisition expenses	2	29	35	70	14
Loss on extinguishment of debt	—	—	104	—	—
Amortization of loss on termination of interest rate swap	410	410	218	—	—
Core FFO	59,927	55,366	49,118	46,409	44,666
Less: preferred stock dividends	(3,637)	(3,636)	(3,636)	(3,636)	(3,637)
Less: Core FFO attributable to noncontrolling interests(2)	(3,275)	(3,155)	(2,193)	(2,019)	(2,005)
Less: Core FFO attributable to participating securities(3)	(226)	(211)	(190)	(197)	(192)
Company share of Core FFO	$52,789	$48,364	$43,099	$40,557	$38,832

Company share of Core FFO per common share‐basic	$0.39	$0.37	$0.34	$0.33	$0.32
Company share of Core FFO per common share‐diluted	$0.39	$0.37	$0.34	$0.33	$0.32

Weighted-average shares outstanding-basic	134,312,672	131,612,881	125,995,123	123,548,978	119,810,283
Weighted-average shares outstanding-diluted(4)	134,819,742	131,758,744	126,401,077	123,843,977	120,068,176
(1)For a definition and discussion of non-GAAP financial measures, see the definitions section beginning on page 32 of this report.
(2)Noncontrolling interests relate to interests in the Company’s operating partnership, represented by common units and preferred units (Series 1 & Series 2 CPOP units) of partnership interests in the operating partnership that are owned by unit holders other than the Company.
(3)Participating securities include unvested shares of restricted stock, unvested LTIP units and unvested performance units.
(4)Weighted-average shares outstanding-diluted includes adjustments for unvested performance units and shares issuable under forward equity sales agreements if the effect is dilutive for the reported period.

Second Quarter 2021 Supplemental Financial Reporting Package	Page 12

Non-GAAP FFO and Core FFO Reconciliations. (1)
(unaudited and in thousands, except share and per share data)

	Three Months Ended		Six Months Ended
	June 30, 2021	June 30, 2020	June 30, 2021	June 30, 2020
Net Income	$26,037	$16,271	$56,680	$31,543
Add:
Depreciation and amortization	36,228	28,381	71,372	55,904
Deduct:
Gain on sale of real estate	2,750	—	13,610	—
Funds From Operations (FFO)	59,515	44,652	114,442	87,447
Less: preferred stock dividends	(3,637)	(3,637)	(7,273)	(7,273)
Less: FFO attributable to noncontrolling interests	(3,256)	(2,005)	(6,390)	(3,455)
Less: FFO attributable to participating securities	(224)	(192)	(433)	(387)
Company share of FFO	$52,398	$38,818	$100,346	$76,332

Company share of FFO per common share‐basic	$0.39	$0.32	$0.75	$0.65
Company share of FFO per common share‐diluted	$0.39	$0.32	$0.75	$0.65

FFO	$59,515	$44,652	$114,442	$87,447
Add:
Acquisition expenses	2	14	31	19
Amortization of loss on termination of interest rate swap	410	—	820	—
Core FFO	59,927	44,666	115,293	87,466
Less: preferred stock dividends	(3,637)	(3,637)	(7,273)	(7,273)
Less: Core FFO attributable to noncontrolling interests	(3,275)	(2,005)	(6,430)	(3,455)
Less: Core FFO attributable to participating securities	(226)	(192)	(437)	(387)
Company share of Core FFO	$52,789	$38,832	$101,153	$76,351

Company share of Core FFO per common share‐basic	$0.39	$0.32	$0.76	$0.65
Company share of Core FFO per common share‐diluted	$0.39	$0.32	$0.76	$0.65

Weighted-average shares outstanding-basic	134,312,672	119,810,283	132,970,234	116,932,359
Weighted-average shares outstanding-diluted	134,819,742	120,068,176	133,296,701	117,191,254
(1)For a definition and discussion of non-GAAP financial measures, see the definitions section beginning on page 32 of this report.

Second Quarter 2021 Supplemental Financial Reporting Package	Page 13

Non-GAAP AFFO Reconciliation. (1)
(unaudited and in thousands, except share and per share data)

	Three Months Ended
	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020
Funds From Operations(2)	$59,515	$54,927	$48,761	$46,339	$44,652
Add:
Amortization of deferred financing costs	447	447	408	373	381
Non-cash stock compensation	4,463	4,261	2,491	3,101	3,709
Loss on extinguishment of debt	—	—	104	—	—
Amortization of loss on termination of interest rate swap	410	410	218	—	—
Deduct:
Preferred stock dividends	3,637	3,636	3,636	3,636	3,637
Straight line rental revenue adjustment(3)	4,840	4,199	434	3,088	6,212
Amortization of net below-market lease intangibles	3,386	2,712	2,711	2,751	2,669
Capitalized payments(4)	2,593	2,322	2,149	2,442	2,355
Note payable premium amortization	28	29	47	66	59
Recurring capital expenditures(5)	2,053	2,541	2,671	1,380	1,323
2nd generation tenant improvements and leasing commissions(6)	4,885	3,528	1,741	2,243	2,000
Adjusted Funds From Operations (AFFO)	$43,413	$41,078	$38,593	$34,207	$30,487

(1)For a definition and discussion of non-GAAP financial measures, see the definitions section beginning on page 32 of this report.
(2)A quarterly reconciliation of net income to Funds From Operations is set forth on page 12 of this report.
(3)The straight line rental revenue adjustment includes concessions of $3,127, $2,563 (including deferral of $62 of base rent provided by COVID-19 rent relief agreements), $2,358 (including deferral of $250 of base rent provided by COVID-19 rent relief agreements), $2,273 (including deferral of $686 of base rent provided by COVID-19 rent relief agreements), and $5,775 (including impact of acceleration of $825 of future concessions and deferral of $3,635 of base rent provided by COVID-19 rent relief agreements), for the three months ended June 30, 2021, March 31, 2021, December 31, 2020, September 30, 2020, and June 30, 2020, respectively.
(4)Includes capitalized interest, taxes, insurance and construction related compensation costs.
(5)Excludes nonrecurring capital expenditures of $21,968, $16,584, $20,569, $18,835 and $14,773 for the three months ended June 30, 2021, March 31, 2021, December 31, 2020, September 30, 2020, and June 30, 2020, respectively.
(6)Excludes 1st generation tenant improvements and leasing commissions of $3,272, $1,369, $1,327, $1,744 and $549 for the three months ended June 30, 2021, March 31, 2021, December 31, 2020, September 30, 2020, and June 30, 2020, respectively.

Second Quarter 2021 Supplemental Financial Reporting Package	Page 14

Statement of Operations Reconciliations - NOI, Cash NOI, EBITDAre and Adjusted EBITDA. (1)
(unaudited and in thousands)

NOI and Cash NOI

	Three Months Ended
	Jun 30, 2021	Mar 31, 2021	Dec 31, 2020	Sep 30, 2020	Jun 30, 2020
Rental income(2)(3)	$104,236	$99,644	$88,495	$83,622	$79,770
Property expenses	24,555	23,575	22,034	20,684	18,884
Net Operating Income (NOI)	$79,681	$76,069	$66,461	$62,938	$60,886
Amortization of above/below market lease intangibles	(3,386)	(2,712)	(2,711)	(2,751)	(2,669)
Straight line rental revenue adjustment	(4,840)	(4,199)	(434)	(3,088)	(6,212)
Cash NOI	$71,455	$69,158	$63,316	$57,099	$52,005

EBITDAre and Adjusted EBITDA

	Three Months Ended
	Jun 30, 2021	Mar 31, 2021	Dec 31, 2020	Sep 30, 2020	Jun 30, 2020
Net income	$26,037	$30,643	$18,155	$31,197	$16,271
Interest expense	9,593	9,752	8,673	7,299	7,428
Depreciation and amortization	36,228	35,144	30,554	28,811	28,381
(Gain) loss on sale of real estate	(2,750)	(10,860)	52	(13,669)	—
EBITDAre	$69,108	$64,679	$57,434	$53,638	$52,080
Stock-based compensation amortization	4,463	4,261	2,491	3,101	3,709
Loss on extinguishment of debt	—	—	104	—	—
Acquisition expenses	2	29	35	70	14
Pro forma effect of acquisitions(4)	2,086	662	5,260	5	179
Pro forma effect of dispositions(5)	16	(110)	4	(430)	—
Adjusted EBITDA	$75,675	$69,521	$65,328	$56,384	$55,982
(1)For a definition and discussion of non-GAAP financial measures, see the definitions section beginning on page 32 of this report.
(2)See footnote (1) on page 11 for details related to our presentation of “Rental income” in the consolidated statements of operations for all periods presented.
(3)Reflects (reduction) increase to rental income due to changes in the Company’s assessment of lease payment collectability as follows (in thousands): $(121), $(496), $(2,114), $(1,479) and $(1,059) for the three months ended June 30, 2021, March 31, 2021, December 31, 2020, September 30, 2020, and June 30, 2020, respectively.
(4)Represents the estimated impact on Q2'21 EBITDAre of Q2'21 acquisitions as if they had been acquired on April 1, 2021, the impact on Q1'21 EBITDAre of Q1'21 acquisitions as if they had been acquired on January 1, 2021, the impact on Q4'20 EBITDAre of Q4'20 acquisitions as if they had been acquired on October 1, 2020, the impact on Q3'20 EBITDAre of Q3'20 acquisitions as if they had been acquired on July 1, 2020, and the impact on Q2'20 EBITDAre of Q2'20 acquisitions as if they had been acquired on April 1, 2020. We have made a number of assumptions in such estimates and there can be no assurance that we would have generated the projected levels of EBITDAre had we owned the acquired entities as of the beginning of each period.
(5)Represents the impact on Q2'21 EBITDAre of Q2'21 dispositions as if they had been sold as of April 1, 2021, Q1'21 EBITDAre of Q1'21 dispositions as if they had been sold as of January 1, 2021, Q4'20 EBITDAre of Q4'20 dispositions as if they had been sold as of October 1, 2020, and the impact on Q3'20 EBITDAre of Q3'20 dispositions as if they had been sold as of July 1, 2020. We did not sell any properties during Q2'20.

Second Quarter 2021 Supplemental Financial Reporting Package	Page 15

Stabilized Same Property Portfolio Performance. (1)
(unaudited and dollars in thousands)

Stabilized Same Property Portfolio:
Number of properties	195
Square Feet	24,721,010

Stabilized Same Property Portfolio NOI and Cash NOI:

	Three Months Ended June 30,					Six Months Ended June 30,
	2021	2020	$ Change	% Change		2021	2020	$ Change	% Change
Rental income(2)(3)(4)	$79,376	$72,682	$6,694	9.2%		$156,724	$145,648	$11,076	7.6%
Property expenses	17,940	16,887	1,053	6.2%		35,294	33,683	1,611	4.8%
Stabilized same property portfolio NOI	$61,436	$55,795	$5,641	10.1%	(4)	$121,430	$111,965	$9,465	8.5%	(4)
Straight-line rental revenue	(1,851)	(6,055)	4,204	(69.4)%		(3,607)	(7,734)	4,127	(53.4)%
Amort. of above/below market lease intangibles	(1,340)	(2,002)	662	(33.1)%		(2,842)	(4,074)	1,232	(30.2)%
Stabilized same property portfolio Cash NOI	$58,245	$47,738	$10,507	22.0%	(4)(5)	$114,981	$100,157	$14,824	14.8%	(4)(5)

Stabilized Same Property Portfolio Occupancy:

	June 30,
	2021	2020	Change (basis points)
Quarterly Weighted Average Occupancy:(6)
Los Angeles County	99.0%	98.6%	40 bps
Orange County	98.7%	96.9%	180 bps
San Bernardino County	99.1%	97.1%	200 bps
Ventura County	95.5%	95.5%	— bps
San Diego County	97.2%	95.4%	180 bps
Total Portfolio Weighted Average Occupancy	98.5%	97.5%	100 bps

Ending Occupancy:	98.4%	97.4%	100 bps
(1)For a definition and discussion of non-GAAP financial measures, see the definitions section beginning on page 32 of this report.
(2)See “Stabilized Same Property Portfolio Rental Income” on page 35 of the definitions section of this report for a breakdown of rental income into rental revenues, tenant reimbursement and other income for the three months ended June 30, 2021 and 2020.
(3)Reflects increase (reduction) to rental income due to changes in the Company’s assessment of lease payment collectability as follows: $351 thousand and $(963) thousand for the three months ended June 30, 2021 and 2020, respectively, and $16 thousand and $(1.4) million for the six months ended June 30, 2021 and 2020, respectively,
(4)Rental income includes lease termination fees of $77 thousand and $18 thousand for the three months ended June 30, 2021 and 2020, respectively, and $114 thousand and $138 thousand for the six months ended June 30, 2021 and 2020, respectively. Excluding these lease termination fees, Stabilized Same Property Portfolio NOI increased by approximately 10.0% and 8.5% and Stabilized Same Property Portfolio Cash NOI increased by approximately 21.9% and 14.8% during the three and six months ended June 30, 2021, compared to the three and six months ended June 30, 2020, respectively.
(5)Adjusting for the impact of short-term COVID-19 related rent deferral agreements, Stabilized Same Property Portfolio Cash NOI increased by 11.3% and 9.4% for the three and six months ended June 30, 2021, compared to the three and six months ended June 30, 2020, respectively.
(6)Calculated by averaging the occupancy rate at the end of each month in 2Q-2021 and March 2021 (for 2Q-2021) and the end of each month in 2Q-2020 and March 2020 (for 2Q-2020).

Second Quarter 2021 Supplemental Financial Reporting Package	Page 16

Capitalization Summary.
(unaudited and in thousands, except share and per share data)

Capitalization as of June 30, 2021

Description	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020
Common shares outstanding(1)	137,492,045	133,657,612	131,193,139	123,551,852	123,546,160
Operating partnership units outstanding(2)	6,428,125	6,641,742	6,606,693	3,903,509	3,908,476
Total shares and units outstanding at period end	143,920,170	140,299,354	137,799,832	127,455,361	127,454,636
Share price at end of quarter	$56.95	$50.40	$49.11	$45.76	$41.43
Common Stock and Operating Partnership Units - Capitalization	$8,196,254	$7,071,087	$6,767,350	$5,832,357	$5,280,446

Series A, B and C Cumulative Redeemable Preferred Stock(3)	$251,250	$251,250	$251,250	$251,250	$251,250
4.43937% Series 1 Cumulative Redeemable Convertible Preferred Units(4)	27,031	27,031	27,031	27,031	27,031
4.00% Series 2 Cumulative Redeemable Convertible Preferred Units(4)	40,787	40,787	40,787	40,787	40,787
Preferred Equity	$319,068	$319,068	$319,068	$319,068	$319,068
Total Equity Market Capitalization	$8,515,322	$7,390,155	$7,086,418	$6,151,425	$5,599,514

Total Debt	$1,226,083	$1,226,415	$1,223,494	$908,046	$908,250
Less: Cash and cash equivalents	(64,219)	(123,933)	(176,293)	(243,619)	(254,373)
Net Debt	$1,161,864	$1,102,482	$1,047,201	$664,427	$653,877
Total Combined Market Capitalization (Net Debt plus Equity)	$9,677,186	$8,492,637	$8,133,619	$6,815,852	$6,253,391
Net debt to total combined market capitalization	12.0%	13.0%	12.9%	9.7%	10.5%
Net debt to Adjusted EBITDA (quarterly results annualized)(5)	3.8x	4.0x	4.0x	2.9x	2.9x
Net debt & preferred equity to Adjusted EBITDA (quarterly results annualized)(5)	4.9x	5.1x	5.2x	4.4x	4.3x
(1)Excludes the following number of shares of unvested restricted stock: 235,953 (Jun 30, 2021), 239,748 (Mar 31, 2021), 232,899 (Dec 31, 2020), 236,739 (Sep 30, 2020) and 243,039 (Jun 30, 2020).
(2)Represents outstanding common units of the Company’s operating partnership (“OP”), Rexford Industrial Realty, LP, that are owned by unitholders other than Rexford Industrial Realty, Inc. Represents the noncontrolling interest in our OP. As of Jun 30, 2021, includes 600,705 vested LTIP Units & 600,843 vested performance units & excludes 255,913 unvested LTIP Units & 905,732 unvested performance units.
(3)Values based on liquidation preference of $25 per share and the following number of outstanding shares of preferred stock: 5.875% Series A (3,600,000); 5.875% Series B (3,000,000); 5.625% Series C (3,450,000). On July 12, 2021, we announced our intention to redeem all 3,600,000 shares of our Series A Preferred Stock on August 16, 2021, at a redemption price of $25 per share.
(4)Value based on 593,960 outstanding Series 1 preferred units at a liquidation preference of $45.50952 per unit and 906,374 outstanding Series 2 preferred units at a liquidation preference of $45.00 per unit.
(5)For a definition and discussion of non-GAAP financial measures, see the definitions section beginning on page 32 of this report.

Second Quarter 2021 Supplemental Financial Reporting Package	Page 17

Debt Summary.
(unaudited and dollars in thousands)

Debt Detail:
As of June 30, 2021
Debt Description	Maturity Date	Stated Interest Rate	Effective Interest Rate(1)	Principal Balance(2)	Expiration Date of Effective Swaps
Unsecured Debt:
$700M Revolving Credit Facility(3)	2/13/2024(4)	LIBOR +0.85%(5)	0.951%	$—
$225M Term Loan Facility	1/14/2023	LIBOR +1.10%(5)	2.474%	225,000	1/14/2022
$150M Term Loan Facility	5/22/2025	LIBOR +0.95%(5)	3.713%	150,000	11/22/2024
$100M Senior Notes	8/6/2025	4.290%	4.290%	100,000
$125M Senior Notes	7/13/2027	3.930%	3.930%	125,000
$25M Series 2019A Senior Notes	7/16/2029	3.880%	3.880%	25,000
$400M Senior Notes	12/1/2030	2.125%	2.125%	400,000
$75M Series 2019B Senior Notes	7/16/2034	4.030%	4.030%	75,000
Secured Debt:
2601-2641 Manhattan Beach Boulevard	4/5/2023	4.080%	4.080%	4,009
$60M Term Loan	8/1/2023(6)	LIBOR + 1.70%	1.801%	58,499
960-970 Knox Street	11/1/2023	5.000%	5.000%	2,444
7612-7642 Woodwind Drive	1/5/2024	5.240%	5.240%	3,851
11600 Los Nietos Road	5/1/2024	4.190%	4.190%	2,706
5160 Richton Street	11/15/2024	3.790%	3.790%	4,330
22895 Eastpark Drive	11/15/2024	4.330%	4.330%	2,716
701-751 Kingshill Place	1/5/2026	3.900%	3.900%	7,100
13943-13955 Balboa Boulevard	7/1/2027	3.930%	3.930%	15,492
2205 126th Street	12/1/2027	3.910%	3.910%	5,200
2410-2420 Santa Fe Avenue	1/1/2028	3.700%	3.700%	10,300
11832-11954 La Cienega Boulevard	7/1/2028	4.260%	4.260%	4,037
1100-1170 Gilbert Street (Gilbert/La Palma)	3/1/2031	5.125%	5.125%	2,207
7817 Woodley Avenue	8/1/2039	4.140%	4.140%	3,192
			2.990%	$1,226,083

Debt Composition:
Category	Weighted Average Term Remaining (yrs)(7)	Stated Interest Rate	Effective Interest Rate	Balance	% of Total
Fixed	6.4	3.05%	3.05%	$1,167,584	95%
Variable	2.1	LIBOR + 1.70%	1.80%	$58,499	5%
Secured	4.0		3.03%	$126,083	10%
Unsecured	6.4		2.98%	$1,100,000	90%
*See footnotes on the following page*

Second Quarter 2021 Supplemental Financial Reporting Package	Page 18

Debt Summary (Continued).
(unaudited and dollars in thousands)

Debt Maturity Schedule:
Year	Secured(8)	Unsecured	Total	% Total	Effective Interest Rate
2021	—	$—	$—	—%	—%
2022	—	—	—	—%	—%
2023	64,952	225,000	289,952	24%	2.382%
2024	13,603	—	13,603	1%	4.388%
2025	—	250,000	250,000	20%	3.944%
2026	7,100	—	7,100	1%	3.900%
2027	20,692	125,000	145,692	12%	3.929%
2028	14,337	—	14,337	1%	3.858%
2029	—	25,000	25,000	2%	3.880%
2030	—	400,000	400,000	33%	2.125%
Thereafter	5,399	75,000	80,399	6%	4.064%
Total	$126,083	$1,100,000	$1,226,083	100%	2.990%
(1)Includes the effect of interest rate swaps effective as of June 30, 2021, and excludes the effect of premiums/discounts, deferred loan costs and the credit facility fee.
(2)Excludes unamortized debt issuance costs, premiums and discounts aggregating $7.1 million as of June 30, 2021.
(3)The credit facility is subject to a facility fee which is calculated as a percentage of the total commitment amount, regardless of usage. The facility fee ranges from 0.125% to 0.300% depending on our investment grade rating. As June 30, 2021, the facility fee rate is 0.200%.
(4)Two additional six-month extensions are available, provided that certain conditions are satisfied.
(5)The applicable LIBOR margin ranges from 0.725% to 1.400% for the revolving credit facility, 0.90% to 1.75% for the $225M term loan facility and 0.80% to 1.60% for the $150M term loan facility depending on our credit ratings, which is subject to change. As a result, the effective interest rate for these loans can fluctuate from period to period.
(6)One two-year extension is available, provided that certain conditions are satisfied.
(7)The weighted average remaining term to maturity of our consolidated debt is 6.2 years.
(8)Excludes the effect of scheduled monthly principal payments on amortizing loans.

Second Quarter 2021 Supplemental Financial Reporting Package	Page 19

Operations.
Quarterly Results

Leasing Volume, Square Feet (in millions)
2.5
2.0
1.5
1.0
0.5
0.0
1.4
1.6
1.8
2.0
2.2
Q2 2020
Q3 2020
Q4 2020
Q1 2021
Q2 2021

Consolidated Portfolio Ending Occupancy
Occupancy
Occupancy Excluding Repositioning
100.0%
98.0%
96.0%
94.0%
92.0%
90.0%
95.4%
97.0%
97.2%
97.9%
95.2%
96.7%
95.8%
98.3%
95.4%
98.2%
Q2 2020
Q3 2020
Q4 2020
Q1 2021
Q2 2021

Leasing Activity - Rent Change
GAAP
CASH
50.0%
40.0%
30.0%
20.0%
10.0%
0.0%
32.3%
18.2%
26.8%
17.4%
29.9%
18.1%
47.1%
32.7%
33.9%
21.3%
Q2 2020
Q3 2020
Q4 2020
Q1 2021
Q2 2021

Same Property Portfolio Ending Occupancy
100.0%
98.0%
96.0%
94.0%
92.0%
90.0%
97.4%
98.3%
98.2%
98.6%
98.4%
Q2 2020
Q3 2020
Q4 2020
Q1 2021
Q2 2021

Second Quarter 2021 Supplemental Financial Reporting Package	Page 20

Portfolio Overview.
At June 30, 2021	(unaudited results)

Consolidated Portfolio:

		Rentable Square Feet			Ending Occupancy %				In-Place ABR(2)
Market	# Properties	Stabilized Same Properties Portfolio	Non-Stabilized Same Properties Portfolio	Total Portfolio	Stabilized Same Properties Portfolio	Non-Stabilized Same Properties Portfolio	Total Portfolio	Total Portfolio Excluding Repositioning(1)	Total (in 000’s)	Per Square Foot
Central LA	17	1,892,144	915,506	2,807,650	99.4%	96.3%	98.4%	98.4%	$28,004	$10.14
Greater San Fernando Valley	48	3,758,135	1,576,103	5,334,238	99.3%	92.2%	97.2%	98.5%	59,692	$11.51
Mid-Counties	22	1,000,336	1,612,038	2,612,374	99.5%	83.5%	89.6%	99.8%	27,485	$11.74
San Gabriel Valley	23	3,314,010	235,127	3,549,137	99.8%	70.0%	97.8%	99.8%	31,401	$9.04
South Bay	46	3,070,080	1,562,478	4,632,558	96.0%	81.5%	91.1%	96.4%	53,519	$12.68
Los Angeles County	156	13,034,705	5,901,252	18,935,957	98.7%	86.7%	95.0%	98.4%	200,101	$11.13

North Orange County	13	1,150,783	179,127	1,329,910	96.5%	100.0%	97.0%	97.0%	13,510	$10.48
OC Airport	7	463,517	122,060	585,577	98.7%	100.0%	99.0%	99.0%	7,023	$12.12
South Orange County	4	329,458	27,960	357,418	100.0%	100.0%	100.0%	100.0%	3,716	$10.40
West Orange County	8	939,996	183,177	1,123,173	100.0%	34.1%	89.2%	100.0%	9,379	$9.36
Orange County	32	2,883,754	512,324	3,396,078	98.4%	76.4%	95.1%	98.6%	33,628	$10.41

Inland Empire East	1	33,258	—	33,258	100.0%	—%	100.0%	100.0%	222	$6.69
Inland Empire West	30	3,659,307	1,490,157	5,149,464	98.6%	98.0%	98.4%	98.4%	46,972	$9.27
San Bernardino County	31	3,692,565	1,490,157	5,182,722	98.6%	98.0%	98.4%	98.4%	47,194	$9.25

Ventura	16	2,403,582	90,773	2,494,355	97.0%	—%	93.5%	97.0%	23,844	$10.22
Ventura County	16	2,403,582	90,773	2,494,355	97.0%	—%	93.5%	97.0%	23,844	$10.22

Central San Diego	17	1,190,294	239,869	1,430,163	98.2%	61.1%	92.0%	98.2%	18,421	$14.01
North County San Diego	14	1,516,110	—	1,516,110	97.3%	—%	97.3%	97.3%	17,638	$11.95
San Diego County	31	2,706,404	239,869	2,946,273	97.7%	61.1%	94.7%	97.7%	36,059	$12.92
CONSOLIDATED TOTAL / WTD AVG	266	24,721,010	8,234,375	32,955,385	98.4%	86.4%	95.4%	98.2%	$340,826	$10.84
(1)Excludes space aggregating 959,606 square feet at our properties that were in various stages of repositioning, redevelopment or lease-up as of June 30, 2021. See pages 27-28 for additional details on these properties.
(2)See page 32 for definition and details on how these amounts are calculated.

Second Quarter 2021 Supplemental Financial Reporting Package	Page 21

Occupancy and Leasing Trends.
(unaudited results, data represents consolidated portfolio only)

Occupancy by County:

	Jun 30, 2021	Mar 31, 2021	Dec 31, 2020	Sep 30, 2020	Jun 30, 2020
Ending Occupancy:(1)
Los Angeles County	95.0%	95.4%	97.2%	98.2%	97.3%
Orange County	95.1%	96.0%	95.7%	94.4%	91.6%
San Bernardino County	98.4%	98.1%	87.5%	96.8%	95.6%
Ventura County	93.5%	94.9%	94.6%	96.3%	95.0%
San Diego County	94.7%	94.1%	95.9%	96.3%	90.3%
Total/Weighted Average	95.4%	95.8%	95.2%	97.2%	95.4%

Consolidated Portfolio RSF	32,955,385	32,087,821	31,501,111	27,711,078	27,633,778

Leasing Activity:

	Three Months Ended
	Jun 30, 2021	Mar 31, 2021	Dec 31, 2020	Sep 30, 2020	Jun 30, 2020
Leasing Activity (SF):(2)
New leases(2)	1,207,516	909,694	672,134	987,176	550,977
Renewal leases(2)	981,781	1,049,547	1,132,687	575,003	818,529
Gross leasing	2,189,297	1,959,241	1,804,821	1,562,179	1,369,506

Expiring leases	1,480,571	1,392,181	1,839,669	998,277	1,328,499
Expiring leases - placed into repositioning	400,503	389,486	13,020	—	—
Net absorption	308,223	177,574	(47,868)	563,902	41,007
Retention rate(3)	74%	79%	79%	68%	67%

Weighted Average New / Renewal Leasing Spreads:

	Three Months Ended
	Jun 30, 2021	Mar 31, 2021	Dec 31, 2020	Sep 30, 2020	Jun 30, 2020
GAAP Rent Change	33.9%	47.1%	29.9%	26.8%	32.3%
Cash Rent Change	21.3%	32.7%	18.1%	17.4%	18.2%
(1)See page 21 for the ending occupancy by County of our total consolidated portfolio excluding repositioning space.
(2)Excludes month-to-month tenants.
(3)Retention rate is calculated as renewal lease square footage plus relocation/expansion square footage, divided by expiring lease square footage. Retention excludes square footage related to the following: (i) expiring leases associated with space that is placed into repositioning after the tenant vacates, (ii) early terminations with prenegotiated replacement leases and (iii) move outs where space is directly leased by subtenants.

Second Quarter 2021 Supplemental Financial Reporting Package	Page 22

Leasing Statistics.
(unaudited results, data represents consolidated portfolio only)

Leasing Activity:

	# Leases Signed	SF of Leasing	Weighted Average Lease Term (Years)
Second Quarter 2021:
New	71	1,207,516	5.7
Renewal	68	981,781	4.1
Total/Weighted Average	139	2,189,297	5.0

Change in Annual Rental Rates and Turnover Costs for Current Quarter Leases:
	GAAP Rent				Cash Rent
Second Quarter 2021:	Current Lease	Prior Lease	Rent Change - GAAP	Weighted Avg. Abatement (Months)	Starting Cash Rent - Current Lease	Expiring Cash Rent - Prior Lease	Rent Change - Cash	Turnover Costs per SF(2)
New(1)	$13.71	$9.87	38.9%	1.5	$13.06	$10.43	25.3%	$4.79
Renewal	$11.96	$9.15	30.7%	1.2	$11.69	$9.84	18.8%	$1.48
Weighted Average	$12.62	$9.42	33.9%	1.3	$12.20	$10.06	21.3%	$2.72

Uncommenced Leases by County:
Market	Uncommenced Renewal Leases: Leased SF(3)	Uncommenced New Leases: Leased SF(3)	Percent Leased	ABR Under Uncommenced Leases (in thousands)(4)(5)	In-Place + Uncommenced ABR (in thousands)(4)(5)	In-Place + Uncommenced ABR per SF(5)
Los Angeles County	518,580	313,375	96.6%	$6,879	$206,980	$11.31
Orange County	73,372	29,500	95.9%	497	34,125	$10.47
San Bernardino County	88,831	10,964	98.6%	321	47,515	$9.29
San Diego County	191,273	27,019	95.6%	885	36,944	$13.11
Ventura County	39,845	34,361	94.9%	393	24,237	$10.24
Total/Weighted Average	911,901	415,219	96.6%	$8,975	$349,801	$10.98
(1)GAAP and cash rent statistics and turnover costs for new leases exclude 19 leases aggregating 619,482 RSF for which there was no comparable lease data. Of these 19 excluded leases, seven leases for 433,647 RSF related to current year significant repositioning/redevelopment properties. Comparable leases generally exclude: (i) space that has never been occupied under our ownership, (ii) repositioned/redeveloped space, (iii) space that has been vacant for over one year or (iv) lease terms shorter than six months.
(2)Turnover costs include estimated tenant improvement and leasing costs associated with leases executed during the current period. Excludes costs for first generation leases.
(3)Reflects the square footage of renewal and new leases, respectively, that have been signed but have not yet commenced as of June 30, 2021.
(4)Includes $7.2 million of annualized base rent under Uncommenced New Leases and $1.8 million of incremental annualized base rent under Uncommenced Renewal Leases.
(5)See page 32 for further details on how these amounts are calculated.

Second Quarter 2021 Supplemental Financial Reporting Package	Page 23

Leasing Statistics (Continued).
(unaudited results, data represents consolidated portfolio only)

Lease Expiration Schedule as of June 30, 2021:

Year of Lease Expiration	# of Leases Expiring	Total Rentable Square Feet	In-Place + Uncommenced ABR (in thousands)	In-Place + Uncommenced ABR per SF
Available	—	505,080	$—	$—
Repositioning/Redevelopment(1)	—	599,896	—	$—
MTM Tenants	12	202,097	2,783	$13.77
2021	171	1,779,375	19,822	$11.14
2022	403	4,821,912	53,563	$11.11
2023	357	4,732,192	54,166	$11.45
2024	276	5,266,672	56,586	$10.74
2025	129	4,028,996	40,599	$10.08
2026	120	5,271,795	56,152	$10.65
2027	17	1,225,068	11,839	$9.66
2028	13	619,889	7,093	$11.44
2029	10	550,549	8,106	$14.72
2030	12	1,320,331	15,132	$11.46
Thereafter	23	2,031,533	23,960	$11.79
Total Portfolio	1,543	32,955,385	$349,801	$10.98
(1)Represents vacant space at properties that were classified as repositioning or redevelopment as of June 30, 2021. Excludes completed or pre-leased repositioning/redevelopment properties and properties in lease-up. See pages 27-28 for additional details on these properties.

Second Quarter 2021 Supplemental Financial Reporting Package	Page 24

Top Tenants and Lease Segmentation.
(unaudited results, data represents consolidated portfolio only)

Top 20 Tenants:

Tenant	Submarket	Leased Rentable SF	% of In-Place + Uncommenced ABR	In-Place + Uncommenced ABR per SF	Lease Expiration
Federal Express Corporation	Multiple Submarkets(1)	527,861	2.3%	$15.31(1)	11/30/2032 (1)
Unified Natural Foods, Inc.	Central LA	695,120	1.6%	$7.90	5/8/2038
Michael Kors (USA), Inc.	Mid-Counties	565,619	1.4%	$8.94	11/30/2026
Global Mail. Inc.	Mid-Counties	346,381	1.1%	$11.20	6/30/2030
De Fili Solutions Inc.	South Bay	244,177	0.8%	$11.58	8/31/2026
Cosmetic Laboratories of America, LLC	Greater San Fernando Valley	319,348	0.8%	$8.64	6/30/2027
Omega/Cinema Props, Inc.	Central LA	246,588	0.7%	$10.02	12/31/2029
32 Cold, LLC	Central LA	149,157	0.7%	$16.00	3/31/2026 (2)
Madden Corporation	South Bay	182,160	0.7%	$13.00	10/31/2026
Dendreon Pharmaceuticals, LLC	West Orange County	184,000	0.7%	$12.36	2/28/2030
Top 10 Tenants		3,460,411	10.8%	$10.86
Top 11 - 20 Tenants		2,428,435	5.8%	$8.36
Total Top 20 Tenants		5,888,846	16.6%	$9.83
(1)Includes (i) one land lease in North Orange County expiring October 31, 2026, (ii) 30,160 RSF in Ventura expiring September 30, 2027, (iii) one land lease in LA - Mid-Counties expiring June 30, 2029, (iv) 42,270 RSF in LA - South Bay expiring October 31, 2030, (v) 311,995 RSF in North County San Diego expiring February 28, 2031, and (vi) 143,436 RSF in LA - South Bay expiring November 30, 2032.
(2)Includes (i) 78,280 RSF expiring September 30, 2025, and (ii) 70,877 RSF expiring March 31, 2026.

Lease Segmentation by Size:

Square Feet	Number of Leases	Leased Rentable SF	Rentable Square Feet	Leased %	Leased % Excluding Repositioning	In-Place + Uncommenced ABR (in thousands)(1)	% of In-Place + Uncommenced ABR	In-Place + Uncommenced ABR per SF(1)
<4,999	684	1,562,706	1,702,082	91.8%	95.2%	$29,112	8.3%	$18.63
5,000 - 9,999	230	1,641,556	1,764,081	93.1%	96.2%	23,438	6.7%	$14.28
10,000 - 24,999	322	5,252,593	5,585,052	94.0%	97.1%	67,297	19.2%	$12.81
25,000 - 49,999	152	5,466,611	5,602,882	97.6%	98.8%	61,145	17.5%	$11.19
>50,000	155	17,926,943	18,301,288	98.0%	99.7%	168,809	48.3%	$9.42
Total / Weighted Average	1,543	31,850,409	32,955,385	96.6%	98.7%	$349,801	100.0%	$10.98
(1)See page 32 for further details on how these amounts are calculated.

Second Quarter 2021 Supplemental Financial Reporting Package	Page 25

Capital Expenditure Summary.
(unaudited results, in thousands, except square feet and per square foot data)

Six Months Ended June 30, 2021

			Year to Date
	Q2-2021	Q1-2021	Total	SF(1)	PSF
Tenant Improvements:
New Leases‐1st Generation	$1,023	$353	$1,376	593,738	$2.32
New Leases‐2nd Generation	27	4	31	45,869	$0.68
Renewals	57	58	115	309,270	$0.37
Total Tenant Improvements	$1,107	$415	$1,522

Leasing Commissions & Lease Costs:
New Leases‐1st Generation	$2,249	$1,016	$3,265	1,090,824	$2.99
New Leases‐2nd Generation	3,551	2,017	5,568	1,461,862	$3.81
Renewals	1,250	1,449	2,699	1,889,548	$1.43
Total Leasing Commissions & Lease Costs	$7,050	$4,482	$11,532

Total Recurring Capex	$2,053	$2,541	$4,594	32,065,289	$0.14
Recurring Capex % of NOI	2.6%	3.3%	2.9%
Recurring Capex % of Rental Revenue	2.4%	3.1%	2.7%

Nonrecurring Capex:
Repositioning and Redevelopment in Process(2)	$18,989	$13,191	$32,180
Unit Renovation(3)	728	474	1,202
Other(4)	2,251	2,919	5,170
Total Nonrecurring Capex	$21,968	$16,584	$38,552	18,826,541	$2.05

Other Capitalized Costs(5)	$2,689	$2,400	$5,089
(1)For tenant improvements and leasing commissions, reflects the aggregate square footage of the leases in which we incurred such costs, excluding new/renewal leases in which there were no tenant improvements and/or leasing commissions. For recurring capex, reflects the weighted average square footage of our consolidated portfolio for the period (including properties that were sold during the period). For nonrecurring capex, reflects the aggregate square footage of the properties in which we incurred such capital expenditures.
(2)Includes capital expenditures related to properties that were under repositioning or redevelopment as of June 30, 2021. See pages 27-28 for details of these properties.
(3)Includes non-tenant-specific capital expenditures with costs less than $100,000 per unit.
(4)Includes other nonrecurring capital expenditures including, but not limited to, seismic and fire sprinkler upgrades, replacements of either roof or parking lots, ADA related construction and capital expenditures for deferred maintenance existing at the time such property was acquired.
(5)Includes the following capitalized costs: (i) compensation costs of personnel directly responsible for and who spend their time on redevelopment, renovation and rehabilitation activity and (ii) interest, property taxes and insurance costs incurred during the pre-development and construction periods of repositioning or redevelopment projects.

Second Quarter 2021 Supplemental Financial Reporting Package	Page 26

Properties and Space Under Repositioning/Redevelopment.(1)
As of June 30, 2021	(unaudited results, in thousands, except square feet)

	Repositioning

					Est. Constr. Period(1)
	Property (Submarket)	Total Property RSF(2)	Repo/ Lease-Up RSF(2)	Total Property Leased % 6/30/2021	Start	Target Complet.	Est. Stabilization Period(1)(3)	Purch. Price(1)	Projected Repo Costs(1)	Projected Total Invest.(1)	Cumulative Investment to Date(1)	Actual Cash NOI 2Q-2021(1)	Est. An. Stabilized Cash NOI(1)	Est. Stabilized Yield(1)
	SIGNIFICANT CURRENT REPOSITIONING IN PROCESS:
	12821 Knott Street (West OC)(4)	165,171	165,171	0%	1Q-19	4Q-21	1Q-22	$20,673	$11,687	$32,360	$28,047	$46	$1,919	5.9%
	12133 Greenstone Ave. (Mid-Counties)(5)	12,586	—	0%	1Q-21	1Q-22	2Q-22	$5,657	$7,015	$12,672	$6,130	$(5)	$1,006	7.9%
	19007 Reyes Avenue (South Bay)(6)	—	—	100%	2Q-21	4Q-21	4Q-21	$16,587	$3,579	$20,166	$17,605	$(4)	$1,243	6.2%
	11600 Los Nietos Road (Mid-Counties)	103,982	103,982	0%	2Q-21	1Q-22	2Q-22	$17,014	$5,139	$22,153	$17,172	$145	$1,129	5.1%
	TOTAL	281,739	269,153					$59,931	$27,420	$87,351	$68,954	$182	$5,297

	OTHER CURRENT REPOSITIONING IN PROCESS:
	Other Repositioning - 19 properties with estimated costs < $1 million individually(7)								$13,252		$8,884			5.5%-6.5%

	LEASE-UP - REPOSITIONING:
	8745-8775 Production Ave. (Central SD)	46,820	26,200	100%	1Q-21	2Q-21	3Q-21	$8,050	$1,419	$9,469	$9,420	$63	$654	6.9%
	Rancho Pacifica - Bldgs 1 & 6 (South Bay)(8)	488,114	488,114	100%	4Q-20	2Q-21	3Q-21	$89,123	$9,099	$98,222	$96,501	$235	$6,101	6.2%
	TOTAL	534,934	514,314					$97,173	$10,518	$107,691	$105,921	$298	$6,755

	STABILIZED - REPOSITIONING:
	16221 Arthur Street (Mid-Counties)	61,372	61,372	100%	1Q-21	2Q-21	2Q-21	$6,280	$1,688	$7,968	$7,805	$44	$632	7.9%

	FUTURE REPOSITIONING:
	15650-15700 Avalon Blvd. (South Bay)	98,259	98,259	92%	3Q-21	1Q-22	2Q-22	$28,273	$4,805	$33,078	$28,711	$(189)	$1,752	5.3%
	900 East Ball Road (North OC)	62,607	62,607	100%	4Q-21	2Q-22	2Q-22	$17,358	$2,086	$19,444	$17,409	$136	$1,344	6.9%
	3441 MacArthur Blvd. (OC Airport)	122,060	122,060	100%	1Q-22	4Q-22	1Q-23	$9,038	$5,767	$14,805	$9,086	$224	$1,200	8.1%
*	8985 Crestmar Point (Central SD)	56,550	56,550	87%	4Q-21	2Q-22	4Q-22	$8,045	$3,166	$11,211	$8,045	$82	$748	6.7%
	TOTAL	339,476	339,476					$62,714	$15,824	$78,538	$63,251	$253	$5,044
* Property is included in our Stabilized Same Property Portfolio as of June 30, 2021.

— See footnotes on page 29 —

Second Quarter 2021 Supplemental Financial Reporting Package	Page 27

Properties and Space Under Repositioning/Redevelopment (Continued).(1)
As of June 30, 2021	(unaudited results, in thousands, except square feet)

	Redevelopment

				Est. Constr. Period(1)
	Property (Submarket)	Projected RSF(9)	Total Property Leased % 6/30/2021	Start	Target Complet.	Estimated Stabilization Period(1)(3)	Purchase Price(1)	Projected Redev. Costs(1)	Projected Total Investment(1)	Cumulative Investment to Date(1)	Actual Cash NOI 2Q-2021(1)	Est. Annual Stabilized Cash NOI(1)	Estimated Stabilized Yield(1)
	CURRENT REDEVELOPMENT:
	29025-29055 Avenue Paine (SF Valley)(10)	111,260	100% (10)	1Q-21	4Q-21	4Q-21	$5,515	$12,262	$17,776	$11,461	$—	$1,075	6.0%
	415-435 Motor Avenue (SG Valley)	94,315	0%	2Q-21	2Q-22	3Q-22	$7,376	$10,365	$17,741	$8,314	$(17)	$1,102	6.2%
	1055 Sandhill Ave. (South Bay)	127,853	0%	2Q-21	1Q-23	3Q-23	$11,994	$14,271	$26,265	$12,755	$(35)	$1,485	5.7%
	TOTAL	333,428					$24,885	$36,898	$61,782	$32,530	$(52)	$3,662

	LEASE-UP - REDEVELOPMENT:
	851 Lawrence Drive (Ventura)(11)	90,773	0% (11)	4Q-19	2Q-21	3Q-21	$6,663	$12,170	$18,833	$18,443	$(11)	$1,185	6.3%

	STABILIZED - REDEVELOPMENT:
	The Merge (Inland Empire West)	333,544	91%	2Q-19	4Q-20	2Q-21	$23,848	$30,558	$54,406	$54,222	$374	$3,830	7.0%

	FUTURE REDEVELOPMENT:
	9615 Norwalk Blvd. (Mid-Counties)(12)(13)	201,467	100%	3Q-21	4Q-22	2Q-23	$9,642	$27,571	$37,213	$10,748	$231	$2,874	7.7%
	15601 Avalon Blvd. (South Bay)(13)(14)	86,830	100%	3Q-21	4Q-22	1Q-23	$16,061	$10,039	$26,100	$16,454	$9	$1,305	5.0%
	4416 Azusa Canyon Rd. (SG Valley)(13)	129,830	0%	1Q-22	4Q-22	1Q-23	$12,277	$13,271	$25,548	$13,222	$(16)	$1,347	5.3%
*	12752-12822 Monarch St. (West OC)(13)(15)	275,695	100%	4Q-21	4Q-22	1Q-23	$34,098	$11,821	$45,919	$35,901	$479	$2,907	6.3%
	15010 Don Julian Rd. (SG Valley)(13)	219,242	100%	1Q-22	2Q-23	3Q-23	$22,891	$21,305	$44,196	$23,154	$189	$2,499	5.7%
	8888-8892 Balboa Ave. (Central SD)(13)	120,900	21%	1Q-22	4Q-22	2Q-23	$19,940	$15,792	$35,733	$19,940	$475	$2,014	5.6%
	12772 San Fernando Road (SF Valley)(13)	146,746	52%	3Q-22	3Q-23	4Q-23	$22,114	$16,247	$38,361	$22,242	$181	$1,740	4.5%
	9920-10020 Pioneer Blvd (Mid-Counties)(13)	165,449	5%	3Q-21	1Q-23	3Q-23	$23,598	$24,196	$47,794	$23,598	$(73)	$2,285	4.8%
	TOTAL	1,346,159					$160,621	$140,242	$300,864	$165,259	$1,475	$16,971
* Property is included in our Stabilized Same Property Portfolio as of June 30, 2021.

— See footnotes on page 29 —

Second Quarter 2021 Supplemental Financial Reporting Package	Page 28

Properties and Space Under Repositioning/Redevelopment (Continued).(1)
As of June 30, 2021	(unaudited results, in thousands, except square feet)

Stabilized Repositionings: Properties and Space
Property (Submarket)	Rentable Square Feet	Stabilized Period	Stabilized Yield
2455 Conejo Spectrum St.(Ventura)	98,218	1Q-20	5.3%
635 8th Street (SF Valley)	72,250	1Q-20	5.0%
16121 Carmenita Road (Mid-Counties)	109,780	3Q-20	5.9%
10015 Waples Court (Central SD)	106,412	3Q-20	5.7%
1210 N. Red Gum Street (North OC)	64,570	3Q-20	6.9%
7110 E. Rosecrans Avenue - Unit B (South Bay)	37,417	3Q-20	n/a(16)
29003 Avenue Sherman (SF Valley)	68,123	4Q-20	5.1%
727 Kingshill Place (South Bay)	46,005	4Q-20	4.9%
The Merge (Inland Empire West)	333,544	2Q-21	7.0%
16221 Arthur Street (Mid-Counties)	61,372	2Q-21	7.9%
(1)For definitions of “Properties and Space Under Repositioning/Redevelopment,” “Estimated Construction Period,” “Purchase Price,” “Projected Repositioning/Redevelopment Costs,” “Projected Total Investment,” “Cumulative Investment to Date,” “Estimated Annual Stabilized Cash NOI,” “Actual Cash NOI,” “Estimated Stabilized Yield” and “Stabilization Date - Properties and Space Under Repositioning” see page 34 in the Notes and Definitions section of this report.
(2)“Total Property RSF” is the total RSF of the entire property or particular building(s) (footnoted if applicable) under repositioning. “Repositioning/Lease-up RSF” is the actual RSF that is subject to repositioning at the property/building, and may be less than Total Property RSF.
(3)Represents the estimated quarter that the project will reach stabilization. Includes time to complete construction & lease-up the project. The actual period of stabilization may vary materially from our estimates.
(4)At 12821 Knott Street, we are repositioning the existing 120,800 RSF building and are constructing approximately 45,000 RSF of new warehouse space.
(5)12133 Greenstone Avenue is a single tenant container storage facility with a 12,586 rentable square foot truck terminal building on 4.8 acres with excess land. As part of of the repositioning, we plan to demolish the existing building.
(6)At 19007 Reyes Avenue, a 4.5 acre industrial site, we are clearing dysfunctional improvements and converting to a single tenant paved container storage facility. As of June 30, 2021, this property has been pre-leased with the lease expected to commence in 4Q-2021, subject to completion of construction work.
(7)“Other Repositioning” includes 19 properties where estimated costs are generally less than $1.0 million individually. Repositioning work at these 19 properties totals 858,842 RSF. Other Repositioning is comprised of properties both included and excluded from our stabilized same properties portfolio.
(8)Rancho Pacifica Buildings are located at 2301-2329 Pacifica Place and 2332-2366 Pacifica Place, and represent two buildings totaling 488,114 RSF, out of six buildings at our Rancho Pacifica Park property, which has a total of 1,152,883 RSF. The two remaining vacant units have been leased with leases expected to commence in August/September 2021.
(9)Represents the estimated rentable square footage of the project upon completion of redevelopment.
(10)As of June 30, 2021, 29025-29055 Avenue Paine has been pre-leased with the lease expected to commence in December 2021, subject to completion of redevelopment work.
(11)Subsequent to June 30, 2021, we leased all four units at 851 Lawrence Drive. As of the date of this filing, this property is 100% leased.
(12)9615 Norwalk is a 10.26 acre storage-yard with two buildings totaling 26,362 RSF. The property was leased to a tenant under a short term lease through June 30, 2021. We plan to demolish the existing buildings and construct a new 201,467 RSF building.
(13)As of June 30, 2021, these projects have existing buildings aggregating 915,215 RSF (also included in our Total Portfolio RSF) that we intend to fully or partially demolish prior to constructing new buildings. Includes the following properties: 4416 Azusa Canyon Road (70,510 RSF), 9615 Norwalk Boulevard (26,362 RSF),15601 Avalon Boulevard (63,690 RSF), 12752 Monarch Street (276,585 RSF), 15010 Don Julian Road (92,925 RSF), 888-8892 Balboa Avenue (86,637 RSF), 12772 San Fernando Road (140,837 RSF), and 9920-10020 Pioneer Boulevard (157,669 RSF).
(14)In February 2021, we leased 15601 Avalon Boulevard to a tenant under a short-term lease. Upon termination of the lease, we will demolish the existing building and construct a new 86,830 RSF building.
(15)As of June 30, 2021, this property is included in our Stabilized Same Property Portfolio. As of June 30, 2021, 12752-12822 Monarch Street contains two buildings totaling 276,585 RSF. We plan to demolish one building with 98,360 RSF at this property and add a new 97,470 RSF building after the in-place lease terminates in November 2021. At completion, the total project will contain 275,695 RSF.
(16)We are unable to provide a meaningful stabilized yield for this completed project as this was a partial repositioning of a larger property.

Second Quarter 2021 Supplemental Financial Reporting Package	Page 29

Current Year Acquisitions and Dispositions Summary.
As of June 30, 2021	(unaudited results)

2021 Current Period Acquisitions
Acquisition Date	Property Address	County	Submarket	Rentable Square Feet		Acquisition Price ($ in MM)	Occ. % at Acquisition	Occ.% at Jun 30, 2021
1/5/2021	15010 Don Julian Road(1)	Los Angeles	San Gabriel Valley	92,925		$22.20	100%	100%
1/11/2021	5002-5018 Lindsay Court	San Bernardino	Inland Empire - West	64,960		12.65	100%	100%
1/14/2021	514 East C Street(2)	Los Angeles	South Bay	3,436	(2)	9.95	100%	100%
1/26/2021	17907-18001 Figueroa Street	Los Angeles	South Bay	74,810		20.20	100%	100%
1/27/2021	7817 Woodley Avenue(3)	Los Angeles	Greater San Fernando Valley	36,900		9.96	100%	100%
2/4/2021	8888-8892 Balboa Avenue(1)	San Diego	Central San Diego	86,637		19.80	56%	21%
2/19/2021	9920-10020 Pioneer Boulevard	Los Angeles	Mid-Counties	157,669		23.50	5%	5%
3/19/2021	2553 Garfield Avenue	Los Angeles	Los Angeles - Central	25,615		3.90	100%	100%
3/19/2021	6655 East 26th Street	Los Angeles	Los Angeles - Central	47,500		6.50	100%	100%
3/19/2021	560 Main Street	Orange	Orange County - North	17,000		2.60	100%	100%
3/23/2021	4225 Etiwanda Avenue	San Bernardino	Inland Empire - West	134,500		32.25	100%	100%
4/14/2021	12118 Bloomfield Avenue	Los Angeles	Mid-Counties	63,000		16.65	100%	100%
4/15/2021	256 Alondra Boulevard(2)	Los Angeles	South Bay	2,456	(2)	11.25	100%	100%
4/23/2021	19007 Reyes Avenue(2)	Los Angeles	South Bay	—	(2)	16.35	—%	—%
4/30/2021	19431 Santa Fe Avenue(2)	Los Angeles	South Bay	14,793	(2)	10.50	100%	100%
5/21/2021	4621 Guasti Road	San Bernardino	Inland Empire - West	64,512		13.34	—%	100%
6/15/2021	12838 Saticoy Street	Los Angeles	Greater San Fernando Valley	100,390		27.25	—%	100%
6/15/2021	19951 Mariner Avenue	Los Angeles	South Bay	89,272		27.40	100%	100%
6/17/2021	East 12th Street	Los Angeles	Los Angeles - Central	257,976		93.60	96%	87%
6/22/2021	29120 Commerce Center Drive	Los Angeles	Greater San Fernando Valley	135,258		27.05	100%	100%
6/24/2021	20304 Alameda Street	Los Angeles	South Bay	77,758		13.50	100%	100%
Total 2021 Current Period Acquisitions:				1,547,367		$420.40

2021 Subsequent Period Acquisitions
Acquisition Date	Property Address	County	Submarket	Rentable Square Feet		Acquisition Price ($ in MM)	Occ. % at Acquisition	Occ.% at Jun 30, 2021
7/8/2021	4181 Ruffin Road	San Diego	Central San Diego	150,144		$35.75	100%	n/a
7/16/2021	12017 Greenstone Avenue(2)	Los Angeles	Mid-Counties	—	(2)	13.50	100%	n/a
Total 2021 YTD Acquisitions				1,697,511		$469.65

2021 Current Period Dispositions
Disposition Date	Property Address	County	Submarket	Rentable Square Feet	Sale Price ($ in MM)
2/12/2021	14723-14825.25 Oxnard Street	Los Angeles	Greater San Fernando Valley	77,790	$19.25
3/15/2021	6760 Central Avenue, Unit B	San Bernardino	Inland Empire East	9,943	1.53
5/20/2021	11529-11547 Tuxford Street	Los Angeles	Greater San Fernando Valley	29,730	8.18
Total 2021 Current Period Dispositions:				117,463	$28.96
(1)Represents acquisition of a redevelopment site. Property is classified as a future redevelopment as of June 30, 2021. See page 28 for additional details.
(2)Represents acquisition of an industrial outdoor storage site.
(3)7817 Woodley Avenue is part of the Van Nuys Airport Industrial Center Portfolio that was acquired in December 2020.

Second Quarter 2021 Supplemental Financial Reporting Package	Page 30

Net Asset Value Components.
As of June 30, 2021	(unaudited and in thousands, except share data)

Net Operating Income

Pro Forma Net Operating Income (NOI)(1)	Three Months Ended Jun 30, 2021
Total operating rental income	$104,236
Property operating expenses	(24,555)
Pro forma effect of uncommenced leases(2)	1,047
Pro forma effect of acquisitions(3)	2,086
Pro forma effect of dispositions(4)	16
Pro forma NOI effect of significant properties classified as repositioning, redevelopment and lease-up(5)	8,282
Pro Forma NOI	91,112
Amortization of net below-market lease intangibles	(3,386)
Straight line rental revenue adjustment	(4,840)
Pro Forma Cash NOI	$82,886

Balance Sheet Items
Other assets and liabilities	June 30, 2021
Cash and cash equivalents	$64,219
Restricted cash	26
Rents and other receivables, net	8,228
Other assets	18,841
Acquisition related deposits	14,540
Accounts payable, accrued expenses and other liabilities	(49,699)
Dividends payable	(34,681)
Tenant security deposits	(38,489)
Prepaid rents	(12,724)
Estimated remaining cost to complete repositioning/redevelopment projects	(201,047)
Total other assets and liabilities	$(230,786)

Debt and Shares Outstanding

Total consolidated debt(6)	$1,226,083
Preferred stock/units - liquidation preference	$319,068

Common shares outstanding(7)	137,492,045
Operating partnership units outstanding(8)	6,428,125
Total common shares and operating partnership units outstanding	143,920,170
(1)For a definition and discussion of non-GAAP financial measures, see the notes and definitions section beginning on page 32 of this report.
(2)Represents the estimated incremental base rent from uncommenced new and renewal leases as if they had commenced as of April 1, 2021.
(3)Represents the estimated incremental NOI from Q2'21 acquisitions as if they had been acquired on April 1, 2021. We have made a number of assumptions in such estimates and there can be no assurance that we would have generated the projected levels of NOI had we actually owned the acquired entities as of April 1, 2021.
(4)Represents the deduction of actual Q2'21 NOI for the properties that were sold during the current quarter. See page 30 for a detail of current year disposition properties.
(5)Represents the estimated incremental NOI from the properties that were classified as current or future repo/redev, lease-up or stabilized during the three months ended June 30, 2021, assuming that all repo/redev work had been completed and all of the properties were fully stabilized as of April 1, 2021. Includes all properties that are separately listed on pages 27-28 and excludes “Other Repositionings.” We have made a number of assumptions in such estimates & there can be no assurance that we would have generated the projected levels of NOI had these properties actually been stabilized as of April 1, 2021.
(6)Excludes unamortized loan discount and debt issuance costs totaling $7.1 million.
(7)Represents outstanding shares of common stock of the Company, which excludes 235,953 shares of unvested restricted stock.
(8)Represents outstanding common units of the Company’s operating partnership, Rexford Industrial Realty, L.P., that are owned by unit holders other than Rexford Industrial Realty, Inc. Includes 600,705 vested LTIP Units and 600,843 vested performance units and excludes 255,913 unvested LTIP Units and 905,732 unvested performance units.

Second Quarter 2021 Supplemental Financial Reporting Package	Page 31

Notes and Definitions.

Adjusted Funds from Operations (“AFFO”): We calculate adjusted funds from operations, or AFFO, by adding to or subtracting from FFO, as defined below, the following items: (i) certain non-cash operating revenues and expenses, (ii) capitalized operating expenditures such as construction payroll, (iii) recurring capital expenditures required to maintain and re-tenant our properties, (iv) capitalized interest costs resulting from the repositioning/redevelopment of certain of our properties and (v) 2nd generation tenant improvements and leasing commissions. Management uses AFFO as a supplemental performance measure because it provides a performance measure that, when compared year over year, captures trends in portfolio operating results. We also believe that, as a widely recognized measure of the performance of REITs, AFFO will be used by investors as a basis to assess our performance in comparison to other REITs. However, because AFFO may exclude certain non-recurring capital expenditures and leasing costs, the utility of AFFO as a measure of our performance is limited. Additionally, other Equity REITs may not calculate AFFO using the method we do. As a result, our AFFO may not be comparable to such other Equity REITs’ AFFO. AFFO should be considered only as a supplement to net income (as computed in accordance with GAAP) as a measure of our performance.
In-Place Annualized Base Rent and Uncommenced Annualized Base Rent:
•In-Place Annualized Base Rent (“In-Place ABR”): Calculated as the monthly contractual base rent (before rent abatements) per the terms of the lease, as of June 30, 2021, multiplied by 12. Includes leases that have commenced as of June 30, 2021 or leases where tenant has taken early possession of space as of June 30, 2021. Excludes billboard and antenna revenue and tenant reimbursements.
•In-Place ABR per Square Foot: Calculated by dividing In-Place ABR for the lease by the occupied square feet of the lease, as of June 30, 2021.
•Combined In-Place and Uncommenced Annualized Base Rent (“In-Place + Uncommenced ABR”): Calculated by adding (i) In-Place ABR and (ii) ABR Under Uncommenced Leases (see definition below). Does not include adjustments for leases that expired and were not renewed subsequent to June 30, 2021, or adjustments for future known non-renewals.
•ABR Under Uncommenced Leases: Calculated by adding the following:
(i) ABR under Uncommenced New Leases = first full month of contractual base rents (before rent abatements) to be received under Uncommenced New Leases, multiplied by 12.
(ii) Incremental ABR under Uncommenced Renewal Leases = difference between: (a) the first full month of contractual base rents (before rent abatements) to be received under Uncommenced Renewal Leases and (b) the monthly In-Place ABR for the same space as of June 30, 2021, multiplied by 12.
•In-Place + Uncommenced ABR per Square Foot: Calculated by dividing (i) In-Place + Uncommenced ABR for the leases by (ii) the square footage under commenced and uncommenced leases (net of renewal space) as of June 30, 2021.
•Uncommenced New Leases: Reflects new leases (for vacant space) that have been signed but have not yet commenced as of June 30, 2021.
•Uncommenced Renewal Leases: Reflects renewal leases (for space occupied by renewing tenant) that have been signed but have not yet commenced as of June 30, 2021.
Capital Expenditures, Non-recurring: Expenditures made with respect to a property for repositioning, redevelopment, major property or unit upgrade or renovation, and further includes capital expenditures for seismic upgrades, roof or parking lot replacements and capital expenditures for deferred maintenance existing at the time such property was acquired.
Capital Expenditures, Recurring: Expenditures made with respect to a property for maintenance of such property and replacement of items due to ordinary wear and tear including, but not limited to, expenditures made for maintenance of parking lot, roofing materials, mechanical systems, HVAC systems and other structural systems. Recurring capital expenditures shall not include any of the following: (a) major upgrade or renovation of such property not necessary for proper maintenance or marketability of such property; (b) capital expenditures for seismic upgrades; (c) capital expenditures for deferred maintenance for such property existing at the time such property was acquired; or (d) replacements of either roof or parking lots.
Capital Expenditures, First Generation: Capital expenditures for newly acquired space, newly developed or redeveloped space, or change in use.
Cash NOI: Cash basis NOI is a non-GAAP measure, which we calculate by adding or subtracting from NOI (i) fair value lease revenue and (ii) straight-line rent adjustment. We use Cash NOI, together with NOI, as a supplemental performance measure. Cash NOI should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs. Cash NOI should not be used as a substitute for cash flow from operating activities computed in accordance with GAAP. We use Cash NOI to help evaluate the performance of the Company as a whole, as well as the performance of our Stabilized Same Property Portfolio.
Core Funds from Operations (“Core FFO”): We calculate Core FFO by adjusting FFO, as defined below, to exclude the impact of certain items that we do not consider reflective of our core revenue or expense streams. Core FFO adjustments consist of (i) acquisition expenses, (ii) loss on extinguishment of debt, (iii) the amortization of the loss on termination of interest rate swap, (iv) preferred stock redemption charges, and (v) other amounts as they may occur. Management believes that Core FFO is a useful supplemental measure as it provides a more meaningful and consistent comparison of operating performance and allows investors to more easily compare the Company's operating results. Because these adjustments have a real economic impact on our financial condition and results from operations, the utility of Core FFO as a measure of our performance is limited. Other REITs may not calculate Core FFO in a consistent manner. Accordingly, our Core FFO may not be comparable to other REITs' core FFO. Core FFO should be considered only as a supplement to net income computed in accordance with GAAP as a measure of our performance.

Second Quarter 2021 Supplemental Financial Reporting Package	Page 32

Notes and Definitions.

Debt Covenants ($ in thousands)

		June 30, 2021
	Current Period Covenant	Credit Facility, $225M Term Loan and $150M Term Loan	Senior Notes ($100M, $125M, $25M, $75M)
Maximum Leverage Ratio	less than 60%	21.3%	22.6%
Maximum Secured Leverage Ratio	less than 45%	2.1%	N/A
Maximum Secured Leverage Ratio	less than 40%	N/A	2.3%
Maximum Secured Recourse Debt	less than 15%	N/A	—%
Minimum Tangible Net Worth	$3,469,039	$4,231,089	N/A
Minimum Tangible Net Worth	$3,364,009	N/A	$4,231,089
Minimum Fixed Charge Coverage Ratio	at least 1.50 to 1.00	5.4 to 1.00	5.4 to 1.00
Unencumbered Leverage Ratio	less than 60%	21.0%	22.2%
Unencumbered Interest Coverage Ratio	at least 1.75 to 1.00	8.79 to 1.00	8.79 to 1.00

		June 30, 2021
	Current Period Covenant	$400M 2.125% Senior Notes
Maximum Debt to Total Asset Ratio	less than 60%	21.4%
Maximum Secured Debt to Total Asset Ratio	less than 40%	2.2%
Minimum Debt Service Coverage Ratio	at least 1.50 to 1.00	5.2 to 1.00
Minimum Unencumbered Assets to Unsecured Debt Ratio	at least 1.50 to 1.00	4.4 to 1.00
Our actual performance for each covenant is calculated based on the definitions set forth in each loan agreement/indenture.
EBITDAre and Adjusted EBITDA: We calculate EBITDAre in accordance with the standards established by the National Association of Real Estate Investment Trusts (“NAREIT”). EBITDAre is calculated as net income (loss) (computed in accordance with GAAP), before interest expense, tax expense, depreciation and amortization, gains (or losses) from sales of depreciable operating property, impairment losses and adjustments to reflect our proportionate share of EBITDAre from our unconsolidated joint venture. We calculate Adjusted EBITDA by adding or subtracting from EBITDAre the following items: (i) non-cash stock based compensation expense, (ii) gain (loss) on extinguishment of debt, (iii) acquisition expenses and (iv) the pro-forma effects of acquisitions and dispositions. We believe that EBITDAre and Adjusted EBITDA are helpful to investors as a supplemental measure of our operating performance as a real estate company because it is a direct measure of the actual operating results of our industrial properties. We also use these measures in ratios to compare our performance to that of our industry peers. In addition, we believe EBITDAre and Adjusted EBITDA are frequently used by securities analysts, investors and other interested parties in the evaluation of Equity REITs. However, because EBITDAre and Adjusted EBITDA are calculated before recurring cash charges including interest expense and income taxes, and are not adjusted for capital expenditures or other recurring cash requirements of our business, their utility as a measure of our liquidity is limited. Accordingly, EBITDAre and Adjusted EBITDA should not be considered alternatives to cash flow from operating activities (as computed in accordance with GAAP) as a measure of our liquidity. EBITDAre and Adjusted EBITDA should not be considered as alternatives to net income or loss as an indicator of our operating performance. Other Equity REITs may calculate EBITDAre and Adjusted EBITDA differently than we do; accordingly, our EBITDAre and Adjusted EBITDA may not be comparable to such other Equity REITs’ EBITDAre and Adjusted EBITDA. EBITDAre and Adjusted EBITDA should be considered only as supplements to net income (as computed in accordance with GAAP) as a measure of our performance.
Fixed Charge Coverage Ratio:

	For the Three Months Ended
	Jun 30, 2021		Mar 31, 2021		Dec 31, 2020		Sep 30, 2020		Jun 30, 2020
EBITDAre	$69,108		$64,679		$57,434		$53,638		$52,080
Amortization of above/below market lease intangibles	(3,386)		(2,712)		(2,711)		(2,751)		(2,669)
Non-cash stock compensation	4,463		4,261		2,491		3,101		3,709
Loss on extinguishment of debt	—		—		104		—		—
Straight line rental revenue adj.	(4,840)		(4,199)		(434)		(3,088)		(6,212)
Capitalized payments	(1,700)		(1,590)		(1,331)		(1,279)		(1,294)
Recurring capital expenditures	(2,053)		(2,541)		(2,671)		(1,380)		(1,323)
2nd gen. tenant improvements & leasing commissions	(4,885)		(3,528)		(1,741)		(2,243)		(2,000)
Cash flow for fixed charge coverage calculation	56,707		54,370		51,141		45,998		42,291
Cash interest expense calculation detail:
Interest expense	9,593		9,752		8,673		7,299		7,428
Capitalized interest	893		732		818		1,163		1,061
Note payable premium amort.	28		29		47		66		59
Amort. of deferred financing costs	(447)		(447)		(408)		(373)		(381)
Amort. of swap termination fee	(410)		(410)		(218)		—		—
Cash interest expense	9,657		9,656		8,912		8,155		8,167
Scheduled principal payments	332		319		241		205		175
Preferred stock/unit dividends	4,345		4,344		4,344		4,344		4,344
Fixed charges	$14,334		$14,319		$13,497		$12,704		$12,686
Fixed Charge Coverage Ratio	4.0	x	3.8	x	3.8	x	3.6	x	3.3	x
NAREIT Defined Funds from Operations (“FFO”): We calculate FFO in accordance with the standards established by NAREIT. FFO represents net income (loss) (computed in accordance with GAAP), excluding gains (or losses) on sale of real estate assets, gains (or losses) on sale of assets incidental to our business, impairment losses of depreciable operating property or assets incidental to our business, real estate related depreciation and amortization (excluding amortization of deferred financing costs) and after adjustments for unconsolidated joint ventures. Management uses FFO as a supplemental performance measure because, in excluding real estate related depreciation and amortization, gains and losses from property dispositions or assets incidental to our business, other than temporary impairments of unconsolidated real estate entities, and impairment on our investment

Second Quarter 2021 Supplemental Financial Reporting Package	Page 33

Notes and Definitions.

in real estate and other assets incidental to our business, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs. We also believe that, as a widely recognized measure of performance used by other REITs, FFO may be used by investors as a basis to compare our operating performance with that of other REITs. However, because FFO excludes depreciation and amortization and captures neither the changes in the value of our properties that result from use or market conditions nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effects and could materially impact our results from operations, the utility of FFO as a measure of our performance is limited. Other equity REITs may not calculate or interpret FFO in accordance with the NAREIT definition as we do, and, accordingly, our FFO may not be comparable to such other REITs’ FFO. FFO should not be used as a measure of our liquidity, and is not indicative of funds available for our cash needs, including our ability to pay dividends. FFO should be considered only as a supplement to net income computed in accordance with GAAP as a measure of our performance.
Net Operating Income (“NOI”): NOI is a non-GAAP measure which includes the revenue and expense directly attributable to our real estate properties. NOI is calculated as total revenue from real estate operations including i) rental income, ii) tenant reimbursements, and iii) other income less property expenses. We use NOI as a supplemental performance measure because, in excluding real estate depreciation and amortization expense, general and administrative expenses, interest expense, gains (or losses) on sale of real estate and other non-operating items, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs. We also believe that NOI will be useful to investors as a basis to compare our operating performance with that of other REITs. However, because NOI excludes depreciation and amortization expense and captures neither the changes in the value of our properties that result from use or market conditions, nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties (all of which have real economic effect and could materially impact our results from operations), the utility of NOI as a measure of our performance is limited. Other equity REITs may not calculate NOI in a similar manner and, accordingly, our NOI may not be comparable to such other REITs’ NOI. Accordingly, NOI should be considered only as a supplement to net income as a measure of our performance. NOI should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs. NOI should not be used as a substitute for cash flow from operating activities in accordance with GAAP. We use NOI to help evaluate the performance of the Company as a whole, as well as the performance of our Stabilized Same Property Portfolio.
Proforma NOI: Proforma NOI is calculated by adding to NOI the following adjustments: (i) the estimated impact on NOI of uncommenced leases as if they had commenced at the beginning of the reportable period, (ii) the estimated impact on NOI of current period acquisitions as if they had been acquired at the beginning of the reportable period, (iii) the actual NOI of properties sold during the current period and (iv) the estimated incremental NOI from properties that were classified as repositioning/lease-up properties as of the end of the reporting period, assuming that all repositioning work had been completed and the properties/space were fully stabilized as of the beginning of the reportable period. These estimates do not purport to be indicative of what operating results would have been had the transactions actually occurred at the beginning of the reportable period and may not be indicative of future operating results.
Definitions Related to Properties and Space Under Repositioning/Redevelopment:
•Properties and Space Under Repositioning: Typically defined as properties or units where a significant amount of space is held vacant in order to implement capital improvements that improve the functionality (not including basic refurbishments, i.e., paint and carpet), cash flow and value of that space. A repositioning is considered complete once the investment is fully or nearly fully deployed and the property is marketable for leasing.
•Properties Under Redevelopment: Typically defined as a properties where we plan to fully or partially demolish an existing building(s) due to building obsolescence and/or a properties with excess land where we plan to construct a ground-up building.
•Estimated Construction Period: The “Start” of the Estimated Construction Period is our current estimate of the period in which we will start physical construction on a property. Prior to 4Q-2020, we defined the “Start” as the period in which we began activities to get a property ready for its intended use, which included pre-construction activities, including securing entitlements or permits, design, site work, and other necessary activities preceding construction. The Target Completion of the Estimated Construction Period is our current estimate of the period in which we will have substantially completed a project and the project is made available for occupancy. We expect to update our timing estimates on a quarterly basis.
•Purchase Price: Represents the contractual purchase price of the property plus closing costs.
•Projected Repositioning/Redevelopment Costs: Represents the estimated costs to be incurred to complete construction and lease-up each repositioning/redevelopment project. Estimated costs include (i) nonrecurring capital expenditures, (ii) estimated tenant improvement allowances/costs and (iii) estimated leasing commissions. We expect to update our estimates upon completion of the project, or sooner if there are any significant changes to expected costs from quarter to quarter. Excludes capitalized costs including capitalized interest, property taxes, insurance and compensation.
•Projected Total Investment: Includes the sum of the Purchase Price and Projected Repositioning/Redevelopment Costs.
•Cumulative Investment to Date: Includes the Purchase Price and nonrecurring capital expenditures, tenant improvement costs and leasing commission costs incurred as of the reporting date.
•Estimated Annual Stabilized Cash NOI: Represents management’s estimate of each project’s annual Cash NOI once the property has reached stabilization and initial rental concessions, if any, have elapsed. Actual results may vary materially from our estimates.
•Actual Quarterly NOI: Represents the actual cash NOI (a non-GAAP measure defined on page 32) for the repositioning/redevelopment property for the entire reported quarter or from the date of acquisition if such property was acquired during the current reported quarter.
•Estimated Stabilized Yield: Calculated by dividing each project’s Estimated Annual Stabilized Cash NOI by its Projected Total Investment.
•Stabilization Date - Properties and Space Under Repositioning/Redevelopment: We consider a repositioning/redevelopment property to be stabilized at the earlier of the following: (i) upon reaching 90% occupancy or (ii) one year from the date of completion of repositioning/redevelopment construction work.

Second Quarter 2021 Supplemental Financial Reporting Package	Page 34

Notes and Definitions.

Rental Income: See below for a breakdown of consolidated rental income for the last five trailing quarters. We believe this information is frequently used by management, investors, securities analysts and other interested parties to evaluate the our performance.

	Three Months Ended
	Jun 30, 2021	Mar 31, 2021	Dec 31, 2020	Sep 30, 2020	Jun 30, 2020
Rental revenue (before collectability adjustment)	$86,935	$83,349	$75,990	$71,632	$68,408
Tenant reimbursements	17,119	16,644	14,468	13,247	12,433
Other income	303	147	151	222	(12)
(Reduction) increase in revenue due to change in collectability assessment	(121)	(496)	(2,114)	(1,479)	(1,059)
Rental income	104,236	99,644	88,495	83,622	79,770
Rent Change - Cash: Compares the first month cash rent excluding any abatement on new/renewal leases to the last month rent for the most recent expiring lease. Data included for comparable leases only. Comparable leases generally exclude: (i) space that has never been occupied under our ownership, (ii) repositioned/redeveloped space, (iii) space that has been vacant for over one year or (iv) lease terms shorter than six months.
Rent Change - GAAP: Compares GAAP rent, which straightlines rental rate increases and abatements, on new/renewal leases to GAAP rent for the most recent expiring lease. Data included for comparable leases only. Comparable leases generally exclude: (i) space that has never been occupied under our ownership, (ii) repositioned/redeveloped space, (iii) space that has been vacant for over one year or (iv) lease terms shorter than six months.
Stabilized Same Property Portfolio (“SSPP”): Our 2021 SSPP is a subset of our consolidated portfolio and includes properties that were wholly owned by us for the period from January 1, 2020 through June 30, 2021, and excludes (i) any properties that were acquired or sold during the period from January 1, 2020 through June 30, 2021, and (ii) properties acquired prior to January 1, 2020 that were or will be classified as repositioning/redevelopment (current and future) or lease-up during 2020 and 2021 (unless otherwise noted), which we believe will significantly affect the properties’ results during the comparative periods.
SSPP Historical Information: The table below reflects selected information related to our SSPP as initially reported in each quarter’s respective supplemental package.

	Three Months Ended
	Jun 30, 2021	Mar 31, 2021	Dec 31, 2020	Sep 30, 2020	Jun 30, 2020
# of Properties	195	195	159	159	161
Square Feet	24,721,010	24,720,199	19,688,025	19,690,990	19,820,371
Ending Occupancy	98.4%	98.6%	98.2%	98.4%	97.6%
SSPP NOI	10.1%	6.8%	2.5%	4.4%	3.1%
SSPP Cash NOI	22.0%	8.2%	7.1%	5.0%	(2.3)%

Stabilized Same Property Portfolio Rental Income: See below for a breakdown of 2021 & 2020 rental income for our SSPP. We believe this information is frequently used by management, investors, securities analysts and other interested parties to evaluate the our performance.

	Three Months Ended June 30,				Six Months Ended June 30,
	2021	2020	$ Change	% Change	2021	2020	$ Change	% Change
Rental revenue	$66,563	$61,451	$5,112	8.3%	$131,494	$122,957	$8,537	6.9%
Tenant reimbursements	12,595	11,254	1,341	11.9%	24,911	22,509	2,402	10.7%
Other income	218	(23)	241	(1047.8)%	319	182	137	75.3%
Rental income	$79,376	$72,682	$6,694	9.2%	$156,724	$145,648	$11,076	7.6%
Reconciliation of Net Income to NOI and Cash NOI (in thousands):

	Three Months Ended
	Jun 30, 2021	Mar 31, 2021	Dec 31, 2020	Sep 30, 2020	Jun 30, 2020
Net Income	$26,037	$30,643	$18,155	$31,197	$16,271
Add:
General and administrative	10,695	11,480	9,042	9,464	8,972
Depreciation & amortization	36,228	35,144	30,554	28,811	28,381
Acquisition expenses	2	29	35	70	14
Interest expense	9,593	9,752	8,673	7,299	7,428
Loss on extinguishment of debt	—	—	104	—	—
Subtract:
Mgmt, leasing, & dvlpmt services	109	105	95	118	114
Interest income	15	14	59	116	66
Gain (loss) on sale of real estate	2,750	10,860	(52)	13,669	—
NOI	$79,681	$76,069	$66,461	$62,938	$60,886
S/L rental revenue adj.	(4,840)	(4,199)	(434)	(3,088)	(6,212)
Amortization of above/below market lease intangibles	(3,386)	(2,712)	(2,711)	(2,751)	(2,669)
Cash NOI	$71,455	$69,158	$63,316	$57,099	$52,005

Second Quarter 2021 Supplemental Financial Reporting Package	Page 35

Notes and Definitions.

Reconciliation of Net Income to Total Portfolio NOI, Stabilized Same Property Portfolio NOI and Stabilized Same Property Portfolio Cash NOI:

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Net income	$26,037	$16,271	$56,680	$31,543
Add:
General and administrative	10,695	8,972	22,175	18,289
Depreciation and amortization	36,228	28,381	71,372	55,904
Acquisition expenses	2	14	31	19
Interest expense	9,593	7,428	19,345	14,877
Deduct:
Management, leasing and development services	109	114	214	207
Interest income	15	66	29	163
Gain on sale of real estate	2,750	—	13,610	—
NOI	$79,681	$60,886	$155,750	$120,262
Non-Stabilized Same Prop. Portfolio rental income	(24,860)	(7,088)	(47,156)	(11,612)
Non-Stabilized Same Prop. Portfolio property exp.	6,615	1,997	12,836	3,315
Stabilized Same Property Portfolio NOI	$61,436	$55,795	$121,430	$111,965
Straight line rental revenue adjustment	(1,851)	(6,055)	(3,607)	(7,734)
Amort. of above/below market lease intangibles	(1,340)	(2,002)	(2,842)	(4,074)
Stabilized Same Property Portfolio Cash NOI	$58,245	$47,738	$114,981	$100,157
Reconciliation of Net Income Attributable to Common Stockholders per Diluted Share Guidance to Company share of Core FFO per Diluted Share Guidance:

	2021 Estimate
	Low	High
Net income attributable to common stockholders	$0.53	$0.56
Company share of depreciation and amortization	1.03	1.03
Company share of gains on sale of real estate	(0.10)	(0.10)
Company share of FFO	$1.46	$1.49
Add: Series A Preferred Stock redemption charge(1)	0.02	0.02
Company share of Core FFO	$1.48	$1.51
(1)Upon redemption of the outstanding Series A Preferred Stock on August 16, 2021, we will incur an associated non-cash charge of approximately $3.3 million, as a reduction to net income attributable to common stockholders for the original related issuance costs.

Second Quarter 2021 Supplemental Financial Reporting Package	Page 36